As filed with the Securities and Exchange Commission on June 5, 2006

Registration No. 333-132505

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO 2
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL TECHNOLOGY INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	20-4068446
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

375 Park Avenue, Suite 1505
New York, NY 10152
(212) 755-9100

(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant’s Principal Executive Offices)

Michael P. Schulhof
Chairman
Global Technology Industries, Inc.
375 Park Avenue, Suite 1505
New York, NY 10152
(212) 755-9100

(212) 753-2888 – Facsimile

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Stephen E. Older, Esq.	Douglas E. Haas, Esq.
Joel L. Rubinstein, Esq.	James M. Hill, Esq.
McDermott Will & Emery LLP	Benesch, Friedlander, Coplan & Aronoff LLP
340 Madison Avenue	2300 BP Tower
New York, NY 10017	200 Public Square
(212) 547-5400	Cleveland, OH 44114
(212) 547-5444 – Facsimile	(216) 363-4500
(216) 363-4588 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject To Completion, Dated June 5, 2006

$80,000,000

GLOBAL TECHNOLOGY INDUSTRIES, INC.

10,000,000 Units

Global Technology Industries, Inc. is a blank check company recently organized by Michael P. Schulhof, Robert B. Kay and Jonathan N. Schulhof, who are the principals of Global Technology Investments, LLC, a New York-based investment firm wholly-owned by them. We were organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more operating businesses. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on industrial technology and related companies. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable target.

This is an initial public offering of our securities. Each unit is offered at a price of $8.00 and consists of:

•

one share of our common stock; and

•

one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination and ______________, 2007 [one year from the date of this prospectus] and will expire on _____________, 2010 [four years from the date of this prospectus], or earlier upon redemption.

GTI Holdings, LLC has agreed to purchase an aggregate of 250,000 units at a price of $8.00 per unit, for an aggregate purchase price of $2,000,000, and 416,667 warrants (separately and not in combination with our common stock in the form of units) at a price of $1.20 per warrant, for an aggregate purchase price of $500,000, in a private placement to occur immediately prior to the closing of this offering. GTI Holdings, LLC is the parent holding company of Global Technology Investments, LLC and is owned by certain of our officers and directors.

We have granted Morgan Joseph & Co. Inc., the representative of the underwriters, a 45-day option to purchase up to 1,500,000 additional units solely to cover over-allotments, if any, over and above the 10,000,000 units referred to above. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the representative for $100, as additional compensation, an option to purchase up to a total of 500,000 units at a per unit offering price of $10.00 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). The unit purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We expect that the units, as well as the common stock and warrants comprising the units, will be approved for listing on the American Stock Exchange. We anticipate that the units will be quoted on the American Stock Exchange under the symbol GTQ.U on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately beginning on the 90th day after the date of this prospectus unless Morgan Joseph & Co. Inc., the representative of the underwriters, determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our units in particular. Once the securities comprising the units begin trading separately, we anticipate that the common stock and warrants will be quoted on the American Stock Exchange under the symbols GTQ and GTQ.WS, respectively.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses
Per unit	$8.00	$0.56	$7.44
Total	$80,000,000	$5,600,000	$74,400,000

——————

(1)

Includes $1,600,000, or $0.16 per unit, of the underwriting discount which will be placed in the trust account described below. If a business combination is consummated within the required time period, we will pay this amount, less $0.16 for each share of common stock converted by public stockholders to cash, to the underwriters. If a business combination is not consummated within the required time period, this amount will be included in the distribution to our public stockholders of the proceeds held in the trust account. The underwriters will not be entitled to any discounts or commissions on the sale of units or warrants in the private placement.

Of the proceeds of the offering and the private placement, $76,500,000, or $7.65 per unit, will be deposited into a trust account at JP Morgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds will not be released until the earlier of the completion of a business combination and the liquidation of the trust account, which will occur 18 months after consummation of this offering if we do not effect a business combination (or 24 months after consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the initial business combination has not yet been consummated within such 18-month period).

We are offering the units for sale on a firm-commitment basis. Morgan Joseph & Co. Inc., acting as the representative of the underwriters, expects to deliver our securities to investors in the offering on or about _______________, 2006.

_____________________

SOUTHWEST SECURITIES
GUNNALLEN FINANCIAL	LEGEND MERCHANT GROUP, INC.
The date of this prospectus is _____________, 2006

PROSPECTUS SUMMARY

This summary highlights material information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Unless we tell you otherwise:

•

references to “we,” “us” or “our company” are to Global Technology Industries, Inc.;

•

references to a “business combination” are to a merger, capital stock exchange, asset or stock acquisition or other similar business combination between us and one or more operating businesses;

•

references to a “target” are to an operating business or businesses which, after completion of this offering, we may target for a potential business combination;

•

references to an “initial business combination” are to our first business combination which must have a fair market value of at least 80% of our net assets (excluding the contingent underwriting discount) at the time of such transaction;

•

references to “public stockholders” are to those persons who hold shares of our common stock sold as part of the units in this offering, including the holders of common stock issued prior to this offering or issued as part of the units in the private placement to the extent they purchase shares of common stock as part of this offering or afterward, but solely with respect to the right to receive distributions upon liquidation of the trust account in respect of such shares;

•

references to the “private placement” are to the sale by us to GTI Holdings, LLC in a private placement to occur immediately prior to the closing of this offering of 250,000 units at a price of $8.00 per unit, for an aggregate purchase price of $2,000,000, and 416,667 warrants (separately and not in combination with our common stock in the form of units) at a price of $1.20 per warrant, for an aggregate purchase price of $500,000;

•

references to the “contingent underwriting discount” are to the $1,600,000, or $0.16 per unit, of the underwriting discount that will be placed in the trust account and, if a business combination is consummated within the required time period, will be paid to the underwriters (less $0.16 for each share of common stock converted by public stockholders to cash) or, if a business combination is not consummated within the required time period, will be included in the distribution to our public stockholders of the proceeds held in the trust account; and

•

all information in this prospectus assumes that the representative of the underwriters has not exercised its over-allotment option or unit purchase option.

We are a blank check company organized under the laws of the State of Delaware on January 9, 2006 by Michael P. Schulhof, Robert B. Kay and Jonathan N. Schulhof, who are principals of Global Technology Investments, LLC. We were organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more operating businesses. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on industrial technology and related companies. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable target.

Global Technology Investments, LLC is a New York-based investment firm wholly-owned by its principals focused on investments in disruptive technologies, which are technological innovations, products or services that unexpectedly displace established technologies. Our company will not acquire an entity that is either a portfolio company of, or has otherwise received a financial investment from, Global Technology Investments, LLC or any of its affiliates. Michael P. Schulhof, Robert B. Kay and Jonathan N. Schulhof, together or individually, were the investors with the largest equity interest in over 20 investments since 1996 which investments ranged in amount from $50,000 to $84 million a majority of which focused on industrial technology companies. We intend to leverage the transaction sourcing capabilities of our management team to target investments that offer attractive opportunities for growth and operational enhancements. Our management team also has the industry and operational expertise to assist us following a business combination in creating value and building a sustainable competitive advantage based on superior product performance, a favorable cost position or a strong value proposition to end users. In its past investment activities management acted as private investors or as executives of a firm that made investments incidental to other business operations. Although past success is not necessarily indicative of future results, our management team believes it has been successful in sourcing investments on a friendly, non-competitive basis,  in companies that focus on disruptive technologies, and in operating these companies to develop markets for these new technologies and exploit the associated growth opportunities.

While we may seek to effect business combinations with more than one business, our initial business combination must be with a business or businesses whose collective fair market value is at least equal to 80% of our net assets (excluding the contingent underwriting discount) at the time of such business combination. Consequently, it is likely that we will have the ability to initially complete only a single transaction, although this may entail simultaneous transactions with several operating businesses. If we determine to simultaneously engage in a business combination with several operating businesses and these businesses are owned by different persons, each of these persons will have to agree that our transaction with its business is contingent on the simultaneous closings of the other transactions. This requirement may make it more difficult for us, and delay our ability, to complete the business combination. With multiple transactions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple counterparties) and the additional risks associated with the subsequent assimilation of the operations, services and products of the various companies into a single operating business.

While we believe that the proceeds to be raised in this offering and the private placement will be sufficient to allow us to complete an initial business combination, we may issue debt securities or borrow money to pay a portion of the purchase price of a business combination with a target that has a fair market value in excess of our net assets at the time of the business combination. To date, we have not entered into or discussed any debt issuance or borrowing arrangements with any third parties, and cannot assure you that any such arrangements would be available on acceptable terms, if at all. If we are unable to consummate a business combination within the allotted time periods set forth in this prospectus, we will implement a plan of dissolution and liquidation of our trust account to our public stockholders.

Our executive offices are located at 375 Park Avenue, Suite 1505, New York, New York 10152 and our telephone number is (212) 755-9100.

THE OFFERING

Securities offered

10,000,000 units, at $8.00 per unit, each unit consisting of:

•

one share of common stock; and

•

one warrant.

We expect that the units, as well as the common stock and warrants comprising the units, will be approved for listing on the American Stock Exchange. We anticipate that the units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th trading day after the date of this prospectus unless Morgan Joseph & Co. determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular. If Morgan Joseph & Co. determines to permit separate trading of the common stock and warrants earlier than the 90th trading day after the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, announcing when such separate trading will begin. In no event will Morgan Joseph & Co. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Further, in no event will Morgan Joseph & Co. permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, following the consummation of this offering. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K with the SEC. If the over-allotment option is exercised after our initial filing of a Current Report on Form 8-K, we will file an amendment to the Current Report on Form 8-K with the SEC to provide updated financial information to reflect the exercise of the over-allotment option. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, nor are we incorporating this Form 8-K into this prospectus, the Current Report on Form 8-K will be available on the website of the SEC after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Private placement

GTI Holdings, LLC has agreed to purchase an aggregate of 250,000 units at a price of $8.00 per unit, for an aggregate purchase price of $2,000,000, in a private placement that will occur immediately prior to this offering. GTI Holdings, LLC is the parent holding company of Global Technology Investments, LLC and is owned by certain of our officers and directors. This purchase will be subject to an agreement by GTI Holdings, LLC to waive its rights to liquidating distributions with respect to the shares included in such units in the event we fail to consummate an initial business combination. In addition, GTI Holdings, LLC has agreed that it will vote all shares of common stock included in the units sold in the private placement in favor of a business combination. As a result, GTI Holdings, LLC will not have any conversion rights with respect to such shares in the event that a business combination is approved by a majority of the shares of common stock held by our public stockholders, because the exercise of conversion rights requires a stockholder to vote against the business combination. See “Conversion rights for public stockholders” below. GTI Holdings, LLC also has agreed to purchase in the private placement 416,667 warrants (separately and not in combination with our common stock in the form of units) at a price of $1.20 per warrant, for an aggregate purchase price of $500,000. Like all of our warrants, these warrants will expire worthless if we fail to consummate an initial business combination.

Private placement (continued)

The units and warrants issued in the private placement will be identical to the units and warrants issued in this offering, except that the units and warrants issued in the private placement will be subject to restrictions on transfer and the warrants included in the units issued in the private placement and the warrants sold separately, when exercisable, will be exercisable on a cashless basis at the option of the holder. As a result, Michael P. Schulhof and Jonathan N. Schulhof, as both directors and the indirect holders of the securities issued in the private placement, may have a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless basis. See “Redemption” and “Escrow of shares outstanding before this offering, units and warrants sold in the private placement.” The underwriters will not receive any discounts or commissions with respect to the units and warrants to be issued in the private placement.

Common stock:
Number outstanding before this offering and the private placement	2,562,500 shares
Number to be outstanding after this offering and the private placement	12,812,500 shares, including 250,000 shares included in units purchased by GTI Holdings, LLC in the private placement.
Warrants:
Number outstanding before this offering and the private placement	0 warrants
Number to be outstanding after this offering and the private placement	10,666,667 warrants, including 416,667 warrants purchased by GTI Holdings, LLC in the private placement.
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$6.00. We may, in our discretion, require any exercise to be made on a cashless basis if, among other things, we are in a position where we do not need the proceeds from the exercise of the warrants.
Exercise period

The warrants will become exercisable on the later of:

•

the completion of an initial business combination; and

•

_______________, 2007 [one year from the date of this prospectus]

The warrants will expire at 5:00 p.m., New York City local time, on ______________, 2010 [four years from the date of this prospectus] or earlier upon redemption.

Redemption

We may redeem the outstanding warrants (including any warrants issued upon exercise of the unit purchase option issued to Morgan Joseph & Co. and any warrants purchased by GTI Holdings, LLC in the private placement) at any time after the warrants become exercisable:

•

in whole and not in part;

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at a price of $0.01 per warrant;

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upon a minimum of 30 days prior written notice of redemption; and

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if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30-trading-day period ending three business days before we send the notice of redemption.

We have established the above conditions to our exercise of redemption rights to provide (i) warrant holders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the warrant exercise price and (ii) a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption by payment of the exercise price. However, we may in our discretion require such exercise to be made on a cashless basis. There can be, however, no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price of $6.00 after the redemption call is made. We do not need the consent of the representative of the underwriters to redeem the warrants.

Proposed AMEX symbols for our: Units Common Stock Warrants	GTQ.U GTQ GTQ.WS
Proceeds from the offering and private placement to be placed into a trust account

$76,500,000, or $7.65 per unit, will be placed in a trust account at JP Morgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company, as trustee, pursuant to an agreement to be signed on the date of this prospectus. No subsequently issued securities will have any rights to the funds held in the trust account.

This amount includes:

•

$1,600,000 ($0.16 per unit sold in the offering) attributable to the contingent underwriting discount, which will not be paid until we consummate a business combination; and

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$2,500,000 ($0.25 per unit sold in the offering) attributable to proceeds of the private placement of units and warrants, which will not be entitled to any liquidating distributions if we fail to consummate an initial business combination.

We believe that the deferment of a portion of the underwriters’ discount until consummation of an initial business combination and its placement in the trust account, as well as the fact that $2,500,000 in the trust account is attributable to the units and warrants sold in the private placement that are not entitled to liquidating distributions, are benefits to our public stockholders because the entire $76,500,000

Proceeds from the offering and private placement to be placed into a trust account (continued)

in the trust account ($7.65 per unit held by public stockholders) is set aside for possible distribution to public stockholders if a liquidation of the trust account occurs prior to the consummation of an initial business combination as part of our plan of dissolution and liquidation. See the section entitled “Proposed Business—Effecting a business combination—Plan of dissolution and liquidation if no business combination” appearing elsewhere in this prospectus.

The proceeds in the trust account will not be released until the earlier of (i) the consummation of an initial business combination on the terms described in this prospectus and (ii) liquidation of the trust account pursuant to our plan of dissolution and liquidation if we do not consummate such a business combination. Therefore, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a business with which to consummate a business combination, funding a down payment, lock-up or “no shop” provision with respect to a particular proposed business combination, or the negotiation of an agreement for a business combination. These expenses may be paid prior to an initial business combination only from the net proceeds of this offering and the private placement not held in the trust account (initially approximately $1,500,000, after payment of the expenses related to this offering). None of the warrants may be exercised until after the consummation of an initial business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price, if any, will be paid directly to us and not placed in the trust account.

Stockholders must approve an initial business combination

We will seek stockholder approval before we effect any initial business combination, even if the nature of the business combination would not ordinarily require stockholder approval under applicable state law.

In connection with the vote required for any initial business combination:

•

GTI Capital Partners LLC and all of our independent directors, which are the holders of all our outstanding shares of common stock prior to this offering, have agreed to vote all shares of common stock owned prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders;

•

GTI Holdings, LLC has agreed to vote all shares of common stock included in the units acquired by it in the private placement in favor of an initial business combination; and

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GTI Capital Partners LLC, GTI Holdings, LLC and all of our officers and directors have agreed to vote all shares acquired by them in this offering or afterward in favor of an initial business combination.

In connection with a vote for any matters other than an initial business combination and any vote regarding a plan of dissolution or liquidation, GTI Capital Partners LLC, our independent directors and GTI Holdings, LLC will vote all of their shares in any manner they determine, in their sole discretion. We will proceed with an initial business combination only if both:

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a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination; and

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public stockholders owning less than 20% of the number of shares sold in this offering both vote against the transaction and exercise their conversion rights described below.

Stockholders must approve an initial business combination (continued)

We view these requirements, which are set forth in our certificate of incorporation, as an obligation to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these requirements. If necessary or desirable in connection with a particular business combination, we may stipulate that we will not proceed if public stockholders holding an even lesser percentage than 20% of the shares issued in this offering exercise their conversion rights.

Conversion rights for public stockholders

Public stockholders voting against an initial business combination will be entitled to convert their stock into a pro rata share of the trust account, including a pro rata share of the contingent underwriting discount and a pro rata share of any interest earned (net of taxes) on the trust account, if the initial business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise or dispose of any warrants they may hold, subject to the terms of the warrants. GTI Capital Partners LLC will not be entitled to convert any shares of common stock held prior to this offering. GTI Holdings, LLC will not be entitled to convert the shares of common stock included in the units issued in the private placement because it has agreed to vote such shares in favor of a business combination and the exercise of conversion rights requires a stockholder to vote against a business combination. Existing stockholders who acquire shares of common stock in connection with or after this offering will be entitled to a pro rata share of the trust account upon the liquidation of the trust account as part of our overall plan of dissolution and liquidation in the event we do not consummate a business combination within the required time periods.

Dissolution and liquidation if no initial business combination

Pursuant to the terms of the trust agreement by and between us and Continental Stock Transfer and Trust Company, we will promptly distribute only to our public stockholders the amount in our trust account, including the amount held in the trust account representing the contingent underwriting discount and any interest, net of taxes, plus any remaining net assets as part of our overall plan of dissolution and liquidation if we do not effect an initial business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after consummation of this offering and the initial business combination has not yet been consummated within such 18-month period). Pursuant to our amended and restated certificate of incorporation, upon the expiration of such time periods, our purpose and powers will be limited to dissolving, liquidating and winding up. Also contained in our amended and restated certificate of incorporation is the agreement of our board of directors to dissolve our company at that time. Consistent with such obligations, we will seek stockholder approval for any such plan of dissolution and liquidation, and our directors and executive officers have agreed to vote in favor of such dissolution and liquidation. Immediately upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our trust account to our public stockholders and pay, or reserve for payment in accordance therewith, from funds not held in trust, our liabilities and obligations. We view the foregoing procedures, which are set forth in our amended and restated certificate of incorporation, as obligations to our stockholders and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these procedures. Pursuant to agreements we have entered into with GTI Capital Partners LLC, our independent directors and GTI Holdings, LLC, neither GTI Capital Partners LLC, our independent directors nor GTI Holdings, LLC will participate in any plan of dissolution and liquidation occurring upon our failure to consummate an initial business combination with respect to those shares of common stock acquired by GTI Capital Partners LLC and our independent directors prior to this offering and those shares included in the 250,000 units GTI Holdings, LLC is purchasing in the private placement; however, they may participate in any plan of dissolution and

Dissolution and liquidation if no initial business combination (continued)

liquidation with respect to any other shares of common stock which they acquire in connection with or following this offering. If we liquidate the trust account, we also will dissolve and liquidate the company, subject to the requirements of the Delaware General Corporation Law. There will be no distribution from our trust account with respect to our warrants, and all rights with respect to our warrants will effectively cease upon our liquidation.

We will pay the costs associated with our dissolution and the liquidation of the trust account from our remaining assets outside of the trust account. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation, in the event our stockholders do not approve such business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan.

In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

Escrow of shares outstanding before this offering and units and warrants sold in the private placement

All of the shares of our common stock outstanding immediately before this offering, and the units (including the shares and warrants comprising these units) and warrants acquired by GTI Holdings, LLC in the private placement will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow), these securities will not be transferable during the escrow period and will not be released from escrow until the earlier of (i) 18 months after completion of an initial business combination in the case of the shares held by GTI Capital Partners LLC, or 6 months after completion of an initial business combination in the case of the units and warrants purchased by GTI Holdings, LLC in the private placement, and (ii) the consummation of a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Limited payments to officers, directors and GTI Capital Partners LLC

Neither we nor any other person or entity will pay any of our officers, directors, GTI Holdings, LLC or GTI Capital Partners LLC, or any entity with which they are affiliated, any finder’s fee or other compensation for services rendered to us prior to or in connection with a business combination, other than the following:

•

repayment of an advance of $75,000, without interest, made by GTI Holdings, LLC to cover expenses relating to the offering contemplated by this prospectus;

•

the payment of $7,500 per month to GTI Holdings, LLC in connection with general and administrative services rendered to us, including office space, utilities and secretarial support; and

•

reimbursement of our officers and directors for any reasonable out-of-pocket expenses incurred by them in connection with activities conducted on our behalf, such as participating in the offering process, identifying potential target operating businesses and performing due diligence in connection with suitable business combinations.

Payments to the representative of the underwriters

There will be no fees or other cash payments paid to Morgan Joseph & Co., the underwriters’ representative, other than reimbursement of approximately $2,000 in out-of-pocket expenses.

In addition, we have agreed to sell to Morgan Joseph & Co., for $100, an option to purchase up to a total of 500,000 units at a per-unit offering price of $10.00 (125% of the offering price of each unit sold in the offering). The units issuable upon exercise of this option are identical to those sold in the offering, except that each warrant underlying this option entitles the holder to purchase one share of our common stock at a price of $7.50 (125% of the exercise price of each warrant included in the units sold in the offering).

The underwriters’ representative will also receive its portion of the underwriting discount, the aggregate amount of which is $5,600,000 for all underwriters (including the contingent underwriting discount of $1,600,000).

Risks

In making your decision on whether to invest in our securities, you should take the following into account:

•

the nature of our proposed business, which is described in the section entitled “Proposed Business” appearing elsewhere in this prospectus;

•

the special risks we face as a blank check company; and

•

the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections afforded to investors in Rule 419 blank check offerings.

You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 12 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	February 28, 2006
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital/(deficiency)(2)	$(178,818)	$76,424,206
Total assets	293,024	76,424,206
Total liabilities	268,818	—
Value of common stock which may be converted to cash(3)	—	14,972,510
Stockholders’ equity	24,206	61,451,696

——————

(1)

Assumes full payment to the underwriters of the underwriters’ discount out of the gross proceeds of the proposed offering, including the $1,600,000 being held in the trust account representing the contingent underwriting discount.

(2)

Working capital/(deficiency) excludes $203,024 of costs related to this offering that were paid or accrued prior to February 28, 2006. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “As Adjusted” column.

(3)

If the business combination is approved and completed, public stockholders who voted against the combination will be entitled to redeem their stock for approximately $7.65 per share ($15,292,350), which amount represents approximately $7.49 per share ($14,972,510) representing the net proceeds of the offering and the private placement deposited in the trust account and $0.16 ($319,840) per share representing the contingent underwriting discount, without taking into account interest earned on the trust account. The $14,972,510 ($7.49 per share) which may be converted to cash relates to the portion of the proceeds held in trust that are equity of our company but have been reclassified from stockholders’ equity in our financial statements because the funds may need to be returned to the public stockholders in the event that public stockholders holding up to 19.99% of the shares sold in the offering exercise their conversion rights. The portion of the contingent underwriting discount that may be paid to the public stockholders exercising their conversion rights is not considered equity of our company since these funds are held in escrow for the benefit of the underwriters or the public stockholders, as the case may be, and under no circumstance will such amount be released to our company. The summary financial data shows the deduction of the entire contingent underwriting discount from our company’s capital (as noted in footnote 1).

The “as adjusted” information gives effect to the sale of the units in this offering and the sale of units and warrants in the private placement, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sales.

The working capital (as adjusted) and total assets (as adjusted) amounts include the $74,900,000 being held in the trust account, which will be available to us only in connection with the consummation of an initial business combination within the time period described in this prospectus. The working capital (as adjusted) and total assets (as adjusted) amounts do not include the $1,600,000 being held in the trust account for the contingent underwriting discount. If an initial business combination is not so consummated, the proceeds held in the trust account (including the amount held in the trust account representing the contingent underwriting discount) will be promptly distributed pursuant to our trust agreement with the Continental Stock Transfer and Trust Company as part of our plan of dissolution and liquidation and all of the proceeds held in the trust account will be distributed solely to our public stockholders.

We will proceed with an initial business combination only if both (i) public stockholders owning less than 20% of the shares sold in this offering vote against the initial business combination and exercise their conversion rights and (ii) a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination. If public stockholders holding up to 19.99% of the units sold in the offering exercise their conversion rights, we would be required to convert to cash up to 19.99% of the 10,000,000 shares of common stock sold in this offering, or 1,999,000 shares of common stock, at an initial per-share conversion price of approximately $7.65, without taking into account interest earned on the trust account and net of any taxes due on such interest, if we choose to pursue the initial business combination, and such transaction is completed. The actual per-share conversion price will be equal to:

•

the amount in the trust account, including all accrued interest (net of taxes), as of two business days prior to the proposed consummation of the initial business combination; divided by

•

the number of shares of common stock sold in this offering, including any shares sold in connection with the exercise of the underwriters’ over-allotment option.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to effect a business combination, as described in this prospectus. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with our company. We cannot assure you as to when or if an initial business combination will occur.

If we are unable to complete an initial business combination and are forced to dissolve and liquidate the trust account, our public stockholders will receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete an initial business combination and are forced to liquidate the trust account as part of our plan of dissolution and liquidation, the per-share liquidation price received by our public stockholders from the trust account will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking an initial business combination, which may include using a portion of the funds not being placed in trust as a down payment or to fund a down payment, lock-up or “no-shop” provision with respect to a particular proposed business combination. If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-unit liquidation price following our dissolution and upon the liquidation of the trust account would be $7.65, or $0.35 less than the per-unit offering price of $8.00, assuming that amount was not further reduced by claims of creditors. For a more complete discussion of ways in which the trust account could be reduced, see “—If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders would be less than $7.65 per share.” In the event that our board recommends and our stockholders approve a plan of dissolution and liquidation where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for such amounts to creditors. Furthermore, there will be no distribution with respect to our outstanding warrants, which will expire worthless if we liquidate the trust account as part of our plan of dissolution and liquidation in the event we do not complete an initial business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete an initial business combination, see the section appearing elsewhere in this prospectus entitled “Effecting an initial business combination — Plan of dissolution and liquidation if no initial business combination.”

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a transaction.

Based upon publicly available information as of May 24, 2006, we have identified approximately 61 similarly structured blank check companies which have conducted initial public offerings since August 2003, of which seven have actually completed a business combination. There are approximately 54 blank check companies with more than approximately $3.3 billion in trust and are seeking to complete business combinations. Of these companies, 14 have announced that they have entered into definitive agreements for business combinations but not yet consummated these transactions. Furthermore, we have identified 34 additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of the blank check companies must complete their respective business combinations in specific industries, a significant number of them may consummate their business combinations in any industry they choose or have very broad definitions of the industries they will target. Therefore, we may be subject to competition from these companies seeking to consummate a business combination. If we are unable to find a suitable target business within the required time periods, our purpose and powers will be limited to dissolving, liquidating and winding up.

We cannot assure you that we will be able to successfully compete against these companies for an attractive business combination. In addition, because of this competition, we cannot assure you that we will be able to effectuate an initial business combination within the required time period. Further, the fact that only seven of such companies have completed a business combination and only 14 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive targets available to such entities or that many targets are not inclined to enter into a transaction with a blank check company. If we are unable to consummate an initial business combination within the prescribed time period, we will be forced to liquidate and you will be able to recollect only a portion of your initial investment.

Because of our limited resources and the significant competition for business combination target companies we may not be able to consummate an attractive business combination.

In addition to other blank check companies, we expect to encounter intense competition from finance companies, banks, venture capital funds, leveraged buyout funds, operating businesses and other financial buyers competing for business combinations. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in effecting business combinations with certain targets will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the business combination of certain targets. Further, (i) the obligation that we have to seek stockholder approval of an initial business combination may delay or prevent the consummation of a transaction, (ii) our obligation to convert into cash the shares of common stock held by public stockholders in certain instances may reduce the resources available for an initial business combination, (iii) our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain targets, (iv) the fact that we cannot consummate an initial business combination if public stockholders owning 20% or more of the number of shares sold in this offering both vote against the transaction and exercise their conversion rights may impede our ability to consummate a business combination and (v) the delays we may face issuing a proxy statement and receiving clearance from the SEC may reduce the resources available for an initial business combination.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We have reserved $1,500,000 from the proceeds of this offering to cover our operating expenses for the next 24 months and to cover the expenses incurred in connection with our initial business combination. This amount is based on management’s estimates of the costs needed to fund our operations for the next 24 months and consummate our initial business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with our initial business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing (including loans), either from our management or GTI Capital Partners LLC and their affiliates or from third parties. We may not be able to obtain additional financing and our management, GTI Capital Partners LLC and their affiliates are not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination.

We may not be able to consummate an initial business combination within the required time frame, in which case we would be forced to dissolve and liquidate.

We must complete an initial business combination with a fair market value of at least 80% of our net assets (excluding the contingent underwriting discount) at the time of the business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or a definitive agreement has been executed within 18 months after the consummation of this offering and the initial business combination relating thereto has not yet been consummated within such 18-month period). If we fail to consummate an initial business combination within the required time frame, we will be forced to liquidate our assets. We view this obligation to dissolve and liquidate as an obligation to our public stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interest, an aggregate sum equal to the amount in the trust account, inclusive of any interest. Our existing stockholders and GTI Holdings, LLC have waived their rights to participate in any plan of dissolution and liquidation with respect to their initial shares and have agreed to vote in favor of any plan of dissolution and liquidation which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution and liquidation of the trust account from our remaining assets outside of the trust fund.

Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and liquidation. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.

We may not be able to find a suitable target within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of an initial business combination and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following the offering.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders from the trust account as part of our plan of dissolution and liquidation would be less than $7.65 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective targets, sellers or other entities we do business with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or in cases where management does not believe it would be able to find a provider of required services willing to provide the waiver. Notwithstanding the foregoing, we will not enter into a letter of intent, an agreement in principle, or a definitive agreement with any target business that has not executed an agreement with us whereby such target waives any right, title, interest or claim of any kind in or to the monies held in the trust account for the benefit of our public stockholders. If we liquidate before completion of a business combination and distribute the proceeds held in trust to our public stockholders, Messrs. Michael P. Schulhof, Robert B. Kay and Jonathan N. Schulhof will reimburse us for 36.77%, 26.46% and 36.77%, respectively, of our debts to vendors for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account at that time. The reimbursement obligation is calculated on a pro rata basis, based on full reimbursement. Based on information we have obtained from such individuals, we currently believe that such persons are of substantial means and are capable of funding a shortfall in our net proceeds of this offering not held in the trust account even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that these individuals will be able to satisfy these obligations. Further, they will not be personally liable to pay claims from any entity other than vendors. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders and the per-share liquidation price could be less than $7.65, plus interest (net of taxes), due to claims of such creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the funds held in our trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account we cannot assure you we will be able to return to our public stockholders the liquidation amounts due them.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•

prior to the consummation of a business combination, we will submit such business combination to our stockholders for approval;

•

we may consummate the business combination if approved by a majority of the shares of common stock voted by the public stockholders and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights;

•

if a business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account; and

•

if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will submit a plan of dissolution and liquidation to our stockholders in order to liquidate the trust account and distribute to all of our public stockholders their pro rata share of the trust account.

Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these provisions.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

If we do not complete an initial business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement is executed within 18 months after the consummation of this offering and the initial business combination relating thereto is not consummated within such 18-month period), we will liquidate the trust account and dissolve our company, subject to the provisions of the Delaware General Corporation Law. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will seek stockholder approval to liquidate the trust account to our public stockholders as part of our plan of dissolution and liquidation, we do not intend to comply with those procedures. In the event that our board of directors recommends and the stockholders approve a plan of dissolution and liquidation where it is subsequently determined that the reserve for claims and liabilities was insufficient, stockholders who received a return of funds could be liable for such amounts to creditors. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

We will dissolve and liquidate if we do not consummate a business combination.

Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our public stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods. Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest. Our existing stockholders and GTI Holdings, LLC have waived their rights to participate in any plan of dissolution and liquidation with respect to their initial shares and have agreed to vote in favor of any plan of dissolution and liquidation which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of our dissolution and liquidation of the trust account from our remaining assets outside of the trust fund.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months following the consummation of this offering our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and liquidation. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, as stated above, we will make liquidating distributions to our public stockholders as soon as reasonably possible as part of our plan of dissolution and liquidation and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we will not enter into a letter of intent, an agreement in principle, or a definitive agreement with any target business that has not executed an agreement with us whereby such target waives any right, title, interest or claim of any kind in or to the monies held in the trust account for the benefit of our public stockholders. In addition, we intend to have all vendors execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust is minimal. In the event that the board recommends and our stockholders approve a plan of dissolution and liquidation where it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received a return of funds from the liquidation of our trust account could be liable for such amounts to creditors.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our dissolution and liquidation or if they seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in approximately the following manner:

•

our board of directors, consistent with its obligations described in our amended and restated certificate of incorporation, will seek to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation as well as the board’s recommendation of such plan;

•

upon such deadline, we would file our preliminary proxy statement with the Securities and Exchange Commission;

•

if the Securities and Exchange Commission does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our plan of dissolution and liquidation; and

•

if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and liquidation.

In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including  liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose.

These procedures, or a vote to reject any plan of dissolution and liquidation by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of dissolution and liquidation.

Since we have not yet selected any target with which to complete an initial business combination, we are unable to currently ascertain the merits or risks of any particular target’s operations.

Since we have not yet selected or approached any prospective target businesses with which to complete a business combination, there is no reliable basis for you to currently evaluate the possible merits or risks of the particular industry, market or geography in which we may ultimately operate or the target with which we may ultimately complete a business combination. To the extent we complete an initial business combination with an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete an initial business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. We cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target. For a more complete discussion of our selection of targets, see the section appearing elsewhere in this prospectus entitled “Effecting an initial business combination—We have not selected or approached any target.”

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

Because the net proceeds of this offering are intended to be used to complete an initial business combination with one or more target businesses or assets that we have not yet identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC following consummation of this offering including an audited balance sheet demonstrating this fact, we believe that we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 promulgated under the Securities Act of 1933, as amended. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradable and we will have a longer period of time to complete an initial business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section appearing elsewhere in this prospectus entitled “Proposed Business—Comparison to offerings of blank check companies.”

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than is typically the case in the pricing of securities and the determination of aggregate proceeds for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in trust were the products of a negotiation between the underwriters and us. The factors that were considered in making these determinations included:

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the history and prospects of companies whose principal business is the acquisition of other companies;

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prior offerings of those companies;

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our prospects for acquiring an operating business at attractive values;

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our capital structure;

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an assessment of our management and their experience in identifying operating companies;

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general conditions of the securities markets at the time of the offering; and

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other factors as were deemed relevant.

Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than is typically the case in the pricing of securities for an operating company in a particular industry, as is management’s estimate of the amount needed to fund our operations for the next 24 months since we have no historical operations or financial results. In addition, because we have neither identified nor been provided with the identity of any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination is also arbitrary. If management’s assessments prove to be inaccurate, then we may not have sufficient funds to operate and consummate a business combination, in which case we may be forced to liquidate.

To complete a business combination, we may issue shares of our capital stock which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership which could adversely affect our financial condition.

Our amended and restated certificate of incorporation authorizes the issuance of up to 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 75,520,833 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants, including the warrants sold in the private placement, and the purchase option granted to Morgan Joseph & Co., the representative of the underwriters), and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, a combination of common and preferred stock, to complete an initial business combination or future business combinations.

The issuance of additional shares of our common stock or any number of shares of our preferred stock:

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may significantly reduce the equity interest of our stockholders;

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may subordinate the rights of holders of our common stock if we issue preferred stock with rights senior to those afforded to our common stock;

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would likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry-forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock and other securities.

For a more complete discussion of the possible structure of a business combination, see the section appearing elsewhere in this prospectus entitled “Proposed Business—Effecting an initial business combination—Selection of a target and structuring of a business combination.”

To complete a business combination or to meet liquidity shortfalls prior to effecting a business combination, we may incur debt, which could adversely affect our financial condition.

Although we have no commitments as of the date of this offering, we may incur debt either to complete an initial or future business combination or to meet liquidity shortfalls prior to effecting a business combination.

If we incur debt, it could result in:

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default and foreclosure on our assets if our operating revenues after an initial business combination were insufficient to pay our debt obligations;

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acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt instrument contains covenants that require the maintenance of certain financial ratios or reserves, or compliance with other covenants, and any such covenant is breached without a waiver or renegotiation of that covenant;

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our immediate obligation to pay all principal and accrued interest, if any, if the debt instrument is payable on demand;

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covenants that limit our ability to take certain actions, including acquiring capital assets, making additional business combinations, or making additional loans or other investments; and

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our inability to obtain additional financing, if necessary, if the debt instrument contains covenants restricting our ability to obtain additional financing while such debt is outstanding.

For a more complete discussion of the possible structure of a business combination, see the section appearing elsewhere in this prospectus entitled “Proposed Business—Effecting an initial business combination—Selection of a target and structuring of a business combination.”

Our officers and directors are not required to devote any specified percentage of their working time to our affairs. Our officers and directors will allocate some of their time to other businesses thereby potentially causing conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to consummate a business combination.

Our officers and directors are engaged in businesses other than ours and are not required or expected to commit their full time, or any specified amount of time, to our affairs. This may result in a conflict of interest in allocating their time between our operations and other businesses, and could have a negative effect on our ability to consummate a business combination. Any acquisition candidate that is presented to Michael P. Schulhof, Robert B. Kay or Jonathan N. Schulhof that meets the acquisition criteria for our company will be presented to our board prior to presentation to any other entity that Michael P. Schulhof, Robert B. Kay or Jonathan N. Schulhof are affiliated with. Unlike many operating companies, we do not have employment agreements with our executives that obligate them to work for our company for a specific amount of time. We do not intend to have any full time employees prior to the consummation of an initial business combination. In connection with an initial business combination, we expect to acquire additional management personnel and employees who will devote their full time efforts to our business. For a more complete discussion of the potential conflicts of interest that you should be aware of, see the section appearing elsewhere in this prospectus entitled “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our current officers and directors may resign upon consummation of an initial business combination, and we will have only limited ability to evaluate the management of the target.

Our ability to be successful following a business combination will depend on the efforts of our key officers and directors. Despite our current intention to retain our existing key officers and directors, including Michael P. Schulhof, Robert B. Kay and Jonathan N. Schulhof, and their current intention to remain actively involved in our business and operations as officers and directors following a business combination, we cannot make any assurances regarding their future role, if any, with us. We have not entered into employment agreements with any of our existing management. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction, or, in the case of Michael P. Schulhof, if re-elected as director. If a business combination were structured as a merger in which the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current officers and directors would remain with the combined company because control of the company would rest with the target company and not our current officers and directors unless otherwise negotiated as part of the transaction in the merger agreement, an employment agreement or other arrangement. If our current management chooses to remain with us after the business combination, they will be negotiating the terms of the business combination as well as the terms of their employment arrangements. As such, our current management may have a conflict of interest in negotiating the terms of the business combination and, at the same time, negotiating terms in their employment arrangements. However, we may make a determination that our current management should not remain or should reduce its role following the business combination based on an assessment of the experience and skill set of the target business’ management. We cannot assure you that our assessment of these individuals will prove to be correct.

None of our officers or directors has ever been a principal of, or affiliated with, a blank check company.

Although Robert B. Kay has been associated with businesses that seek to acquire other companies, none of our officers or directors has served as an officer or director of, or been affiliated with, a blank check company. Accordingly, you may not be able to adequately evaluate our officers’ and directors’ ability to consummate successfully a business combination using a blank check company such as us, which may have disadvantages compared to competitors which are not blank check companies. See the section appearing elsewhere in this prospectus entitled “Proposed Business—Competition.” Additionally, our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and could result in our having to liquidate our trust account as part of our plan of dissolution and liquidation. If we dissolve the company and liquidate, our public stockholders could receive less than the amount they paid for our securities, possibly causing them to incur financial losses.

Our officers and directors may not have significant experience or knowledge of the industry of the target.

If we decide to complete a business combination with a target that operates in a field outside of the realm of experience of our officers and directors, we cannot assure you that our officers and directors will have gained enough experience or have sufficient knowledge relating to the industry of the target to make an appropriate business combination decision.

Some of our officers and directors may have conflicts of interest in connection with business opportunities.

Some of our officers and directors are currently associated with entities other than blank check companies that seek to effect business combinations. Accordingly, to the extent that a particular business opportunity is in a business related to the business of another entity with which our officers and directors are associated, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a more complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections appearing elsewhere in this prospectus entitled “Management—Directors and Officers” and “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own shares of our common stock that will not participate in the liquidation of the trust account and therefore they may have a conflict of interest in determining whether a particular target is appropriate for a business combination.

All of our officers and directors, either indirectly through ownership in GTI Capital Partners LLC or directly, own shares of common stock in our company. In addition, GTI Holdings, LLC, which is the parent holding company of Global Technology Investments, LLC and GTI Capital Partners LLC and is owned by certain of our officers and directors, has agreed to purchase 250,000 units and 416,667 warrants in the private placement and to purchase up to $500,000 of our warrants in the open market at prices not to exceed $1.20 per warrant during the
40-trading-day period beginning on the later of (i) the day on which the warrants begin separate trading and (ii) the 60th day after the end of the “restricted period” in accordance with Regulation M promulgated by the SEC under the Securities Act of 1933, as amended. The shares and warrants owned directly or indirectly by our officers and directors will be worthless if we do not consummate an initial business combination. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target and completing an initial business combination within the required time frame. Consequently, our officers’ and directors’ discretion in identifying and selecting a suitable target may result in a conflict of interest when determining whether the terms, conditions and timing of a particular initial business combination are appropriate and in our stockholders’ best interest.

Our directors’ and officers’ interests in obtaining reimbursement for out-of-pocket expenses incurred by them or indemnity payments made by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them or any indemnity payments made by them for our benefit to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the initial business combination is consummated. The amount of available proceeds is based on management’s estimates of the costs needed to fund our operations for the next 24 months and consummate a business combination. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. The financial interest of our directors and officers could influence their motivation in selecting a target business or proceeding with a business combination and thus, there may be a conflict of interest in determining whether a particular business combination is in the public stockholders’ best interest. Specifically, our officers and directors may view potential business combinations where such excess expenses and indemnity payments would be repaid more favorably than those where such excess expenses and payments would not be repaid or any business combination in which such excess expenses and payments would be repaid more favorably than no business combination.

GTI Capital Partners LLC and GTI Holdings, LLC control a substantial interest in us and this may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, GTI Capital Partners LLC and GTI Holdings, LLC will collectively own approximately 22% of our issued and outstanding shares of common stock, including the common stock included in the units purchased in the private placement, assuming that they do not purchase any additional units in this offering.

In connection with the vote required for any initial business combination:

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GTI Capital Partners LLC and all of our independent directors, which are the holders of all our outstanding shares of common stock prior to this offering, have agreed to vote all shares of common stock owned prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders;

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GTI Holdings, LLC has agreed to vote all shares of common stock included in the units acquired by it in the private placement in favor of an initial business combination; and

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GTI Capital Partners LLC, GTI Holdings, LLC and all of our officers and directors have agreed to vote all shares acquired by them in this offering or afterward in favor of an initial business combination.

In connection with a vote for any matters other than an initial business combination and any vote regarding a plan of dissolution and liquidation, GTI Capital Partners LLC, our independent directors and GTI Holdings, LLC will vote all of their shares in any manner they determine, in their sole discretion.

Our board of directors is divided into three classes; each class will generally serve for a term of three years with only one class of directors being elected in each year. It is foreseeable that there would be no annual meeting of stockholders to elect new directors prior to the consummation of an initial business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and GTI Capital Partners LLC and GTI Holdings, LLC, because of their ownership position and affiliation, will have considerable influence regarding the outcome. Accordingly, GTI Capital Partners LLC and GTI Holdings, LLC will continue to exert control at least until an initial business combination. Additionally, GTI Capital Partners LLC, GTI Holdings, LLC and their affiliates are not prohibited from purchasing units in this offering or securities in the aftermarket. If they do, we cannot assure you that GTI Capital Partners LLC and GTI Holdings, LLC will not have considerable influence upon the vote in connection with an initial business combination.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

We may seek to effect business combinations with more than one target with a combined fair market value of at least 80% of our net assets (excluding the amount held in the trust account representing the contingent underwriting discount) at the time of such transactions. Business combinations involve a number of special risks, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and general risks that transactions will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of the small size of our management team and our limited financial and other resources. In addition, if our initial business combination entails simultaneous transactions with different persons, each of these persons will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for an initial business combination and force us to liquidate.

If additional financing is required, we may be unable to complete an initial business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate an initial business combination, because we have not yet identified any prospective target, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, or the depletion of the available net proceeds in search of a target, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We may also finance a significant portion of the purchase price through debt financing. We cannot assure you that any such financing would be available on acceptable terms, if at all.

To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target candidate or spend more of the amounts raised by this offering to consummate a particular business combination than we otherwise may have intended. Furthermore, if we are unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would dissolve and liquidate the trust account as part of our plan of dissolution and liquidation, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination. For a more complete discussion regarding the liquidation of our trust account as part of our plan of dissolution and liquidation if we cannot consummate a business combination, see “Proposed Business—Effecting a Business Combination—Plan of dissolution and liquidation if no business combination.”

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable initial business combination or to optimize our capital structure.

At the time we seek stockholder approval of any initial business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the initial business combination and the transaction is approved and completed. Accordingly, if an initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund the initial business combination in case a larger percentage of stockholders exercise their conversion rights than we expected. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or the initial business combination may be more highly leveraged than desirable. As a result, we may not be able to effectuate the most attractive initial business combination available to us.

If necessary or desirable in connection with a particular business combination, we may stipulate that we will not proceed if public stockholders holding a lesser percentage than 20% of the shares issued in this offering exercise their conversion rights.

Under our certificate of incorporation, we may not consummate a business combination if public stockholders owning 20% or more of the shares issued in this offering vote against the business combination and exercise their conversion rights. Because of cash requirements to consummate the business combination or for other reasons, when seeking stockholder approval of the business combination, we may stipulate that we will not proceed if public stockholders holding a lesser percentage than 20% of the shares issued in this offering vote against the business combination and exercise their conversion rights. This may limit our ability to consummate the business combination.

It is possible that we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products, services or assets.

The net proceeds from this offering and the private placement will provide us with approximately $76,400,000, or $87,560,000 if the underwriters’ over-allotment option is exercised in full, which we may use to complete a business combination. Our initial business combination must be with a target having a fair market value of at least 80% of our net assets (excluding the contingent underwriting discount) at the time of such business combination. Consequently, and depending on the extent to which we use debt financing or issue securities to finance the purchase price, it is possible that we will have the ability to complete only a single business combination. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business; or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange, a national securities exchange, upon consummation of this offering. We cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future. In addition, in connection with our initial business combination, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

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a limited availability of market quotations for our securities;

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a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

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a more limited amount of news and analyst coverage for our company;

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a decreased ability to issue additional securities or obtain additional financing in the future; and

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a decreased ability of our stockholders to sell their securities, or our warrant holders to exercise their warrants, in certain states.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of the target acquisition or that the price we are paying for the business is fair to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that either the target acquisition we select has a fair market value in excess of at least 80% of our net assets (excluding the contingent underwriting discount) or that the price we are paying is fair to our stockholders, unless the target is affiliated with our officers or directors. If no opinion is obtained, our stockholders will be relying on the judgment of our board of directors, whose collective experience in business evaluations for blank check companies like ours is not significant.

We may acquire a target business located outside of the United States which may subject us to additional risks that could have an adverse effect on our business operations and financial results subsequent to the business combination.

Acquiring and operating a foreign target company may involve additional risks, including changes in trade protection and investment laws, policies and measures, and other regulatory requirements affecting foreign trade and investment; social, political, labor, or economic conditions in a specific country or region; and difficulties in staffing and managing foreign operations. In addition, significant fluctuations in exchange rates between the U.S. dollar and foreign currencies may adversely affect the price of acquiring a foreign target business and, subsequent to acquisition, our future net revenues. These types of risks may impede our ability to successfully consummate a business combination with a target business located outside of the United States and may impair our financial results and operations if we consummate such a business combination.

Our existing stockholders prior to the consummation of the private placement and this offering paid an aggregate of $25,000, or approximately $0.0098 per share, for their shares. Accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to you and the other investors in this offering. The fact that GTI Capital Partners LLC and our independent directors acquired their shares of common stock at a nominal price significantly contributed to this dilution. Assuming the offering and the private placement are completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29%, or $2.32 per share (the difference between the pro forma net tangible book value per share of $5.68 and the initial offering price of $8.00 per unit).

Our outstanding warrants and the representative’s unit purchase option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination using our common stock as consideration.

In this offering and the private placement, we will be issuing warrants to purchase 10,666,667 shares of common stock, or 12,166,667 if the underwriters’ over-allotment option is exercised in full. We will also issue an option to purchase 500,000 units to Morgan Joseph & Co., the representative of the underwriters, which, if exercised, will result in the issuance of an additional 500,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of the warrants we will issue in connection with this offering, the private placement and Morgan Joseph & Co.’s option could make us a less attractive acquisition vehicle in the eyes of a target as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of any shares issued to complete the business combination. Accordingly, our warrants and Morgan Joseph & Co.’s option may make it more difficult to effectuate a business combination, or increase the cost of the target. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and Morgan Joseph & Co.’s option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and Morgan Joseph & Co.’s option are exercised, you may experience further dilution to your holdings.

The obligation of GTI Holdings, LLC to purchase warrants in the open market during the 40-trading day period beginning on the later of (i) the day on which the warrants begin separate trading and (ii) the 60th day after the end of the “restricted period” under Regulation M may support the market price of the warrants during such period and, accordingly, the termination of the support provided by such warrant purchases may materially adversely affect the market price of the warrants.

GTI Holdings, LLC has agreed with Morgan Joseph & Co., the representative of the underwriters, in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, to purchase up to $500,000 of our warrants on behalf of itself, its affiliates or its designees, in the open market, at a price per warrant not to exceed $1.20 within the 40-trading day period beginning on the later of (i) the day on which the warrants begin separate trading and (ii) the 60th day after the end of the “restricted period” under Regulation M (as further described in this prospectus). The purchases of the warrants on behalf of GTI Holdings, LLC will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. GTI Holdings, LLC will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any warrants purchased in the open market pursuant to such agreement until we have completed a business combination. Such warrant purchases may serve to support the market price of the warrants during such 40-trading day period at a price above that which would prevail in the absence of such purchases by the initial stockholders. However, the obligation to purchase warrants shall terminate at the end of such 40-trading day period or the earlier purchase of the entire amount of warrants by the parties. The termination of the support provided by the warrant purchases may materially adversely affect the market price of the warrants.

If GTI Capital Partners LLC, GTI Holdings, LLC or Morgan Joseph & Co. exercises its registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

GTI Capital Partners LLC is entitled to demand that we register the resale of its shares of common stock owned prior to this offering and GTI Holdings, LLC is entitled to demand that we register the resale of the units, and the shares of common stock and warrants included in the units, and the shares of common stock underlying all of the foregoing warrants, purchased in the private placement at any time commencing three months prior to the date on which their securities are released from escrow. The shares will not be released from escrow until the earlier of (i) 18 months after completion of an initial business combination in the case of the shares held by GTI Capital Partners LLC, or 6 months after the completion of an initial business combination in the case of the units and warrants purchased by GTI Holdings, LLC in the private placement, and (ii) the consummation of a transaction that occurs after the consummation of the initial business combination which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, Morgan Joseph & Co., the representative of the underwriters, is entitled to demand that we register the resale of the securities underlying its unit purchase option. If GTI Capital Partners LLC and GTI Holdings, LLC exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 3,479,167 shares of common stock, assuming exercise of the warrants held by these parties, eligible for trading in the public market. If Morgan Joseph & Co. exercises its registration rights with respect to the shares of common stock issuable upon exercise of its purchase option and the warrants issuable under the purchase option, there will be an additional 1,000,000 shares of common stock, assuming exercise of the warrants held by Morgan Joseph & Co., eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our securities. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target, as the stockholders of the target or owner of the target portfolio company may be discouraged from entering into a business combination with us or may request a higher purchase price.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

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restrictions on the nature of our investments;

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restrictions on the issuance of securities and incurrence of debt; and

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restrictions on our ability to offer executives and employees equity-based compensation, such as stock options.

The foregoing factors may make it difficult for us to complete a business combination. In addition, we may have imposed upon us burdensome requirements, including:

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registration as an investment company;

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adoption of a specific form of corporate structure;

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reporting, record keeping, voting, proxy, compliance and disclosure requirements; and

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complying with other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in this trust account to our public stockholders as part of our plan of dissolution and liquidation. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not budgeted.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Therefore, you cannot benefit from information about prior market history as to your decisions to invest. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, may not be maintained. An active and orderly trading market will depend on the existence, and individual decisions, of willing buyers and sellers at any given time. We will not have any control over these factors. If an active trading market does not develop or is sporadic, this may hurt the market value of our units and make it difficult to buy or sell units on short notice. We cannot assure you that if you purchase units in the offering you will later be able to sell them at or above the purchase price.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements regarding, among other things, our plans, strategies and prospects, both business and financial. All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “would,” “could,” “plan,” “will,” “may,” “intend,” “estimate,” “potential,” “continue” or similar expressions or the negative of these terms are intended to identify certain forward-looking statements. Forward-looking statements in this prospectus may include, for example, statements about our:

•

ability to complete a business combination with one or more target businesses;

•

success in retaining or recruiting, or changes required in our officers, key employees or directors following a business combination;

•

executive officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving a business combination, as a result of which they would then receive expense reimbursements and their shares of common stock would become eligible for later release from escrow;

•

potential inability to obtain additional financing to complete a business combination;

•

limited pool of prospective target businesses;

•

securities’ ownership being concentrated;

•

potential change in control if we acquire one or more target businesses for stock;

•

public securities’ limited liquidity and trading as well as the current lack of a trading market;

•

delisting of our securities from the American Stock Exchange or an inability to have our securities listed on the American Stock Exchange following a business combination; or

•

use of proceeds not in trust and our financial performance following this offering.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations and business strategy. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in “Risk Factors.” In light of these risks, uncertainties and assumptions, our actual performance or results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus.

Our forward-looking statements speak only as of the date they are made. Neither we nor any other person assumes responsibility for the future accuracy or completeness of these forward-looking statements. Except as required by applicable law, we have no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be as set forth in the following table:

	Without Over- Allotment Option	Over- Allotment Option Exercised

Gross proceeds(1)
Offering	$80,000,000	$92,000,000
Private placement	2,500,000	2,500,000
Total	82,500,000	94,500,000
Offering and private placement expenses(2)
Underwriting discount(3)	5,600,000	6,440,000
Legal fees and expenses (including blue sky services and expenses)	250,000	250,000
Miscellaneous expenses	66,837	66,837
Printing and engraving expenses	25,000	25,000
Accounting fees and expenses	35,000	35,000
SEC registration fee	18,163	18,163
NASD registration fee	40,000	40,000
Amex listing fee	65,000	65,000
Total estimated expenses	6,100,000	6,940,000
Total net proceeds	76,400,000	87,560,000
Proceeds not held in trust	1,500,000	1,500,000
Proceeds held in trust
Net proceeds from offering	74,900,000	86,060,000
Contingent underwriting discount	1,600,000	1,840,000
Total proceeds held in trust	$76,500,000	$87,900,000

——————

(1)

Excludes the payment of $100 from Morgan Joseph & Co. for its purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrants.

(2)

A portion of the offering expenses have been paid from an advance of $75,000 we received from GTI Holdings, LLC described below. The advances will be payable on the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in trust.

(3)

Includes the contingent underwriting discount.

	Amount	Percentage

Use of proceeds not held in trust(1)
Due diligence (excluding accounting and legal due diligence) of prospective target(s)	$300,000	20.0%
Legal and accounting expenses attendant to the due diligence investigations, structuring and negotiation of an initial business combination	500,000	33.3%
Payment of administrative fee to GTI Holdings, LLC ($7,500 per month for 24 months)	180,000	12.0%
Legal and accounting fees relating to SEC reporting obligations	200,000	13.3%
Working capital to cover miscellaneous expenses, D&O insurance and reserves (including funding for dissolution obligations and reserves, if any)	320,000	21.4%
Total net proceeds not held in trust	$1,500,000	100.0%

——————

(1)

These expenses are estimates only. Our actual expenditures for some or all of these items may differ materially from those set forth herein.

$76,500,000, or $87,900,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds of this offering and the private placement will be placed in a trust account at JP Morgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. This includes, $1,600,000, or $1,840,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the contingent underwriting discount. The proceeds will not be released from the trust account until the earlier of (i) the completion of an initial business combination, at which time we will use these proceeds as consideration to pay the owners of the target with which we complete an initial business combination, to pay fees and expenses incurred in connection with the business combination, to pay amounts due to public stockholders exercising their conversion rights and to pay the portion of the contingent underwriting discount to the underwriters and (ii) as part of any plan of dissolution and liquidation approved by our stockholders which would include liquidation of our trust account. To the extent that our capital stock or debt are used in whole or in part as consideration to effect an initial business combination, the proceeds held in the trust account as well as any other net proceeds not expended may be used to finance the operations of the target of a business combination, to effect combinations with additional businesses and for other corporate purposes. We do not currently have any agreement with any party with respect to the payment of finders or professional fees. If we agree to pay such fees in the future, such fees shall be negotiated on an arms-length basis.

The payment to GTI Holdings, LLC of a monthly fee of $7,500 is for certain administrative, technology and secretarial services, as well as the use of certain limited office space. This arrangement was agreed to by GTI Holdings, LLC for our benefit and is not intended to provide GTI Holdings, LLC compensation in lieu of a salary. We believe, based on rents and fees for similar services in New York, New York, that the fee charged by GTI Holdings, LLC is at least as favorable as we could have obtained from an unaffiliated person. However, if our directors are not deemed “independent,” we will not have had the benefit of disinterested directors approving this transaction. Upon completion of an initial business combination, or our liquidation, we will no longer be required to pay this monthly fee.

We intend to use the amount not held in trust ($1,500,000) for director and officer liability insurance premiums (approximately $170,000), with the balance of $1,330,000 being held in reserve to pay the administrative fee to GTI Holdings, LLC ($180,000 ($7,500 per month for 24 months)), due diligence, legal, accounting and other expenses of structuring and negotiating an initial business combination as well as for reimbursement of any out-of-pocket expenses incurred by our management in connection with activities on our behalf as described below. We expect that due diligence of prospective target companies will be undertaken and coordinated by our management. Management may, depending on the nature of the proposed transaction and the target assets, hire industry specialists, risk management analysts or others to assist with the due diligence process, and we have estimated that approximately $300,000 may be spent in connection with such due diligence. We believe that the amount not held in trust will be sufficient to cover the foregoing expenses and reimbursement costs, although we cannot assure you this will be the case especially if we negotiate but are not able to consummate one or more transactions. In addition, although we have no present intention to do so, it is possible that we will in the future find it necessary or desirable to use a portion of these funds to fund a down payment, lock-up or “no-shop” provision with respect to a particular transaction. If so, any such amount would be based on the terms of the specific transaction and the amount of our available funds at the time. If we use a portion of our funds for such a purpose and the related transaction does not occur and we are required to forfeit such funds (whether as a result of our breach of the agreement relating to the original payment or otherwise), we could, if such payment was large enough and we had already used some or all of the funds allocated to due diligence and related expenses in connection with the aborted transaction, be left with insufficient funds to continue searching for, or to conduct due diligence with respect to, other potential target businesses. In that event, we may be required to liquidate before the completion of an initial business combination.

GTI Holdings, LLC has advanced to us a total of $75,000, on a non-interest bearing basis, which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee and the NASD fees. The advances will be payable on the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in trust.

The net proceeds of this offering either (i) held in the trust account or (ii) not held in the trust account and not immediately required for the purposes set forth above, will only be invested in United States “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. Notwithstanding our belief that we are not required to comply with the requirements of such act, in the event that the stockholders do not approve a plan of dissolution and liquidation and the funds remain in the trust account for an indeterminable amount of time, we may be considered to be an investment company and thus required to comply with such act. The interest income derived from investment of the net proceeds not held in the trust account during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until an initial business combination is completed.

We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that an initial business combination is not consummated during that time. However, the report of our independent registered public accounting firm contains an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The amount of available proceeds is based on management’s estimate of the amount needed to fund our operations for the next 24 months and to consummate a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a deposit or down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing, either from our management or third parties. We may not be able to obtain additional financing, and our management is not obligated to provide any additional financing. If we do not have sufficient proceeds and cannot find additional financing, we may be forced to liquidate prior to consummating a business combination.

Commencing on the effective date of this prospectus through the consummation of an initial business combination, we will pay GTI Holdings, LLC the administrative services fee described above. Other than this $7,500 per month fee, no compensation of any kind (including finder’s and consulting fees) will be paid to GTI Holdings, LLC, our officers or directors, or any of their affiliates or family members, for services rendered to us prior to or in connection with the consummation of the initial business combination. However, these persons will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential targets and performing due diligence on suitable initial business combinations. Because the role of present management after an initial business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after an initial business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of any taxes due on such interest) only in the event of our liquidation of the trust account or if that public stockholder were to seek to convert our shares into cash in connection with an initial business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

Upon the consummation of an initial business combination, the underwriters will be entitled to receive the contingent underwriting discount held in trust, $1,600,000 (or $1,840,000 if the over-allotment option is exercised in full), less $0.16 for each share of common stock converted by public stockholders to cash. In the event that we are unable to consummate an initial business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights or claims to such contingent underwriting discount and any accrued interest thereon; and (ii) such contingent underwriting discount will be distributed on a pro-rata basis among the public stockholders along with any accrued interest thereon (net of taxes).

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering and the private placement constitutes the dilution to investors in this offering and the private placement. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At February 28, 2006, our net tangible book value was a deficiency of $178,818, or approximately $(0.07) per share of common stock. After giving effect to the sale of 10,250,000 shares of common stock included in the units to be sold in this offering and the private placement, and the deduction of underwriting discounts and estimated expenses of this offering and the private placement, our pro forma net tangible book value at February 28, 2006, would have been $61,451,696 or $5.68 per share, representing an immediate increase in net tangible book value of $5.75 per share to GTI Capital Partners LLC, a dilution in net tangible book value of $2.32 per share to GTI Holdings, LLC and an immediate dilution of $2.32 per share, or 29%, to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is

$14,972,510 less than it otherwise would have been because if we effect an initial business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account as of the record date for the determination of stockholders entitled to vote on the initial business combination, inclusive of any interest (net of any taxes due on such interest), divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering and the private placement	$(0.07)
Increase attributable to purchasers in this offering and the private placement	$5.75
Pro forma net tangible book value after this offering and the private placement		$5.68
Dilution to new investors		$2.32

The following table sets forth information with respect to our stockholders prior to and after the private placement and the new investors in this offering:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage

GTI Capital Partners LLC – net investment	2,470,500	19.2%	$24,098.40	0.0%	$0.01
GTI Holdings, LLC – private placement	250,000	2.0%	2,000,000.00	2.5%	$8.00
Robert J. Cresci	23,000	0.2%	225.40	0.0%	$0.01
Harry Macklowe	23,000	0.2%	225.40	0.0%	$0.01
Charles Fabrikant	23,000	0.2%	225.40	0.0%	$0.01
Morris Mark	23,000	0.2%	225.40	0.0%	$0.01
New investors in this offering	10,000,000	78.0%	80,000,000.00	97.5%	$8.00
	12,812,500	100.0%	$82,025,000.00	100.0%

The calculations above as to dilution assume the payment in full of the underwriters’ discount (including the contingent underwriting discount) and no exercise of the underwriters’ over-allotment option and do not take into account Morgan Joseph & Co.’s purchase option.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering and the private placement	$(178,818)
Proceeds from this offering and the private placement	76,400,000
Offering costs paid or accrued and excluded from net tangible book value before this offering and the private placement	203,024
Less: Proceeds held in trust subject to conversion to cash ($74,900,000 × 19.99%)	(14,972,510)
$61,451,696

Denominator:
Shares of common stock outstanding prior to this offering and the private placement	2,562,500
Shares of common stock included in the units offered, including the private placement	10,250,000
Less: Shares subject to conversion (10,000,000 × 19.99%)	(1,999,000)
10,813,500

The preceding calculations assume the payment in full to the underwriters of the underwriters’ discount (including the contingent underwriting discount).

CAPITALIZATION

The following table sets forth our capitalization as at February 28, 2006, and as adjusted to give effect to the sale of our units in this offering and the private placement and the application of the estimated net proceeds derived from the sale of our units:

	February 28, 2006
	Actual	As Adjusted(1)

Advances payable, stockholders	$75,000	$—
Common stock, $0.0001 par value, 0 and 1,999,000 shares which are subject to possible conversion, shares at conversion value	—	14,972,510
Stockholders’ equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 2,562,500 shares issued and outstanding and 10,813,500 shares issued and outstanding (excluding 1,999,000 shares subject to possible conversion), as adjusted	256	1,081
Additional paid-in capital	24,744	61,451,409
Deficit accumulated during the development stage	(794)	(794)
Total stockholders’ equity	24,206	61,451,696
Total capitalization	$99,206	$76,424,206

——————

(1)

Assumes full payment to the underwriters of the underwriters’ discount out of the proposed offering, including the $1,600,000 of the contingent underwriting discount being held in the trust account, and excludes the payment of $100 from Morgan Joseph & Co. for its purchase option, proceeds from the sale of units under the purchase option and proceeds from exercise of any warrant.

If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon (net of any taxes due on such interest), as of two business days prior to the proposed consummation of an initial business combination divided by the number of shares sold in this offering. A portion of the conversion price will be funded through a portion of the contingent underwriting discount, which the underwriters have agreed to forfeit in order to pay the converting stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a blank check company recently formed for the purpose of effecting a business combination. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable target although we may do so following the offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. We may also incur debt to meet liquidity shortfalls prior to effecting a business combination.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

The report of our independent certified public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern.

GTI Holdings, LLC has advanced to us a total of $75,000, on a non-interest bearing basis, which was used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fee and the NASD fee. The advances will be payable on the consummation of this offering. The advances will be repaid out of the proceeds of this offering not being placed in trust.

We estimate that the net proceeds from the sale of the units in the offering and the private placement, after deducting offering expenses of approximately $500,000 and underwriting discounts of $5,600,000, or $6,440,000 if the underwriters’ over-allotment option is exercised in full, will be approximately $76,400,000, or $87,560,000 if the underwriters’ over-allotment option is exercised in full. These net proceeds will be deposited in the trust account and the remaining $1,500,000 in either event will not be held in trust. The amount in the trust account includes $1,600,000, or $1,840,000 if the underwriters’ over-allotment option is exercised in full, of the proceeds attributable to the contingent underwriting discount. We will use substantially all of the net proceeds of this offering not being held in the trust account to identify and evaluate prospective business combination candidates, select the target, and structure, negotiate and consummate the initial business combination. To the extent that our capital stock or debt are used in whole or in part as consideration to effect an initial business combination, the proceeds held in the trust account (excluding the contingent underwriting discount) as well as any other net proceeds not expended may be used to finance the operations of the target of a business combination, to effect combinations with additional businesses and for other corporate purposes.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that an initial business combination is not consummated during that time. Any costs incurred with respect to the identification and evaluation of a prospective target with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. Over this time period, and exclusive of the expenses related to this offering, we anticipate expenses relating to due diligence, the investigation of a target, legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of an initial business combination, administrative fees, legal and accounting fees and general working capital that will be used for miscellaneous expenses and reserves including the cost of dissolution, if any. For more complete details on these expenses, please see the chart entitled “Use of proceeds not held in trust” under the section entitled “Use of Proceeds.”

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, our estimates of these expenditures may prove inaccurate, especially if a portion of the available proceeds is used to fund a down payment, lock-up or “no shop” provision with respect to a particular transaction or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to fund our expenses, we may be forced to obtain additional financing (including loans), either from members of our management and their affiliates or from third parties. We may not be able to obtain additional financing and members of our management and their affiliates are not obligated to provide any additional financing. In addition, we may use debt financing in connection with the consummation of an initial business combination. We may also issue additional securities in connection with such transaction. We would only consummate such debt and/or other financings simultaneously with the consummation of an initial business combination.

We have agreed to sell to Morgan Joseph & Co., the representative of the underwriters, for $100, upon consummation of this offering, as additional compensation, an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option will be identical to those sold in this offering, except that the warrants included in the option will have an exercise price of $7.50 per share (125% of the price of the warrants to be sold in this offering). This option will be exercisable at $10.00 per unit (125% of the price of the units to be sold in this offering) upon the later of the consummation of the initial business combination or the first anniversary of the consummation of this offering and will expire four years from the consummation of this offering. The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no net effect on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,262,000 using an expected life of four years, volatility of 41.40% and a risk-free interest rate of 5.17%. We have no trading history, and as a result it is not possible to value this option based on historical trades. To estimate the value of this option, we considered the 25 smallest diversified industrial companies in the Industrial Sector Index of the S&P Small Cap 600 Indices. Management believes the volatility of these companies is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued at this time.

PROPOSED BUSINESS

Overview

We are a blank check company organized under the laws of the State of Delaware on January 9, 2006 by Michael P. Schulhof, Robert B. Kay and Jonathan N. Schulhof, who are principals of Global Technology Investments, LLC. We were organized for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more operating businesses. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on industrial technology and related companies. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so following the offering. Our company will not be considered a portfolio company of either Global Technology Investments, LLC or GTI Holdings, LLC following the private placement.

Our Proposed Business

Global Technology Investments, LLC is a New York-based investment firm focused on investments in disruptive technologies, which are technological innovations, products or services that unexpectedly displace established technologies. We intend to leverage the transaction sourcing capabilities of our management team to target investments that offer attractive opportunities for growth and operational enhancements. Our management team also has the industry and operational expertise to assist us following a business combination in creating value and building a sustainable competitive advantage based on superior product performance, a favorable cost position or a strong value proposition to end users. In its past investment activities management acted as private investors or as executives of a firm that made investments incidental to other business operations. Although past success is not necessarily indicative of future results, our management team believes it has been successful in sourcing investments in companies, on a friendly, non-competitive basis, that focus on disruptive technologies, and successfully operating these companies to develop markets for these new technologies and exploit the associated growth opportunities.

Our Investment Strategy

Our investment strategy is designed to build upon the experience of our management team. The key elements of our investment strategy include:

•

Industrial technology companies. We will seek investments in companies that focus on disruptive industrial technologies, where we believe there is a potential to create value for our stockholders by aggressively introducing these technologies into existing and new markets. Our management team is experienced in identifying and assisting innovative companies develop the business potential of such technologies.

•

Middle market focus. We will focus on the middle market, where we believe there are significant opportunities to identify and manage companies with favorable growth characteristics. We believe that there exist opportunities to improve operating performance of such companies and drive incremental value creation through a continued focus on add-on/fold-in acquisitions. We believe that by leveraging the relationships and industry contacts of our management team, we will be able to identify attractive acquisition opportunities in the middle market where we believe we will have less competition from other potential investors such as traditional private equity funds who typically focus on larger capitalized companies. We believe that to be successful in acquiring companies in this market segment, an investor needs to improve business results by providing an active operating management role of portfolio investments, which we believe we can deliver based on our management team’s ability to generate post-transaction market expansion and profit improvement opportunities, although past success is not necessarily indicative of future results.

•

Active management role. We intend to play an active role in the future management of our business combination. We believe we can deliver, based on our management team’s prior investing experience, the ability to generate post-transaction market expansion and profit improvement opportunities.

•

Global scope. We believe that U.S.-based technology-oriented companies can create significant value by globalizing their operations as a means to expand market and revenue opportunities as well as improve cost position and competitiveness. Although past performance is not necessarily indicative of future results, through offshore sourcing, manufacturing and other partnership arrangements, our management team has been able to accelerate revenue growth and achieve operating cost benefits with respect to certain of its portfolio companies by expanding U.S.-based companies and assisting them in establishing a footprint internationally. Our management team, through Global Technology Investments, LLC and otherwise, has a network of global business contacts and ample experience helping companies take advantage of such opportunities. Since its inception, Global Technology Investments, LLC and its principals have successfully managed the development of global business operations in U.S.-based industrial technology companies through the establishment of sales, research and development, manufacturing and sourcing capabilities in Europe, India, Thailand, China and the Middle East.

Our Management Team

Our management team consists of executives with strong industry expertise in industrial technology and related industries.

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Michael P. Schulhof, our Chairman of the Board, founded Global Technology Investments, LLC in 1996 after having spent 21 years at Sony Corp., rising to CEO of Sony Americas and gaining prominence as the leading architect of Sony’s transformation into a global entertainment giant. While at Sony, Mr. Schulhof was responsible for the acquisition of CBS Records in 1988, Columbia Pictures in 1989 and the launch of the Playstation business in the U.S. Since founding Global Technology Investments, LLC in 1996, he has focused on principal investing in disruptive technologies, consistent with his electronics and technical background.

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Robert B. Kay, our Chief Executive Officer, joined Global Technology Investments, LLC in 2005. Prior to joining Global Technology Investments, LLC, he was President and CEO of Key Components, Inc., or KCI, a diversified industrial company that was backed by Kelso & Co. KCI was a holding company with a strategy of internal growth from investing in existing business units and external growth from strategic acquisitions, focused on providing highly engineered components to a diverse range of end markets. Mr. Kay became president of KCI in 1999 and grew the company from one to seven business lines (several business lines were divested during his tenure that were not core to KCI’s value-added technology product strategy). Through a combination of organic and acquisition related growth combined with enhancing value by shifting manufacturing off shore and expanding markets, KCI grew approximately five fold during this period while achieving EBITDA margins in excess of 20% at the time of its sale in 2004. KCI was purchased by a strategic acquirer in late 2004. Mr. Kay led KCI in completing 6 acquisitions during his tenure.

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Jonathan N. Schulhof, our Chief Financial Officer, joined Global Technology Investments, LLC in 2002. He serves on Global Technology Investments, LLC’s investment committee and leads its venture company, GTI Ventures LLC. Mr. Schulhof played a leading role in ColdWatt. Most recently, Mr. Schulhof has overseen the establishment of Glori Oil Limited, an oil services company founded around certain proprietary oil recovery technology. Mr. Schulhof was previously Director of Business Development at Tellme Networks, Inc., a telecommunications equipment and services company. He led several strategic initiatives at Tellme including the launch of Tellme’s automated voice response and call handling business which has over a 50% market share in the directory assistance market.

Management may act in concert with another person or group to effectuate a business combination. However, management does not currently have any agreements, understandings or arrangements in place to invest alongside another entity.

Effecting an Initial Business Combination

General

We are not presently engaged in a commercial business and do not expect to engage in any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination with one or more operating businesses. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting an initial business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any business combination. A business combination may be with a company which does not need substantial additional capital but which desires to establish a public trading market for its securityholders, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be in its early stages of development or growth or that is otherwise at a stage where a sale is advisable. While we may seek to effect our initial business combination with more than one target, we may have the ability, as a result of our limited resources, to effect a transaction with only a single business. To the extent we try to consummate more than one transaction at the same time, all of the risks associated with business combinations, including diversion of management’s attention, legal, financial, accounting and due diligence expenses, and general risks that transactions will not be consummated, will be exacerbated, especially in light of the small size of our management team and our limited financial and other resources. In addition, if our initial business combination entails simultaneous transactions with different counterparties, each counterparty will need to agree that its transaction is contingent upon simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to have targets with the required aggregate fair market value, in which event we may be forced to liquidate.

We have not selected or approached any target

To date, we have not selected or approached any target on which to concentrate our search for an initial business combination. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, either directly or indirectly, contacted any potential target businesses or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with our company. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable target, although we may do so after this offering. Subject to the limitations that a target must have a fair market value of at least 80% of our net assets (excluding the contingent underwriting discount) at the time of the business combination, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective business combination candidate. Although we will focus on effecting a business combination with an industrial technology company, we may effect business combinations with companies operating in any industry we choose. Because there are a significant number of industrial technology companies, we are not able to identify the number of potential targets or to identify any particular candidates by name. We have not conducted any research with respect to identifying potential targets, either within the areas in which we expect to focus or elsewhere, or with respect to determining the likelihood or probability of whether or not we will be able to locate and complete an initial business combination. Further, no other person or entity has made any effort, directly or indirectly, to identify or locate any potential target for or on our behalf. Accordingly, there is no reliable basis for investors in this offering to currently evaluate the possible merits or risks of the target with which, or industry in which, we may ultimately complete a business combination. To the extent we effect a business combination with an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business combination, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of targets

We intend to source our target opportunities from various internal and external sources. We believe that we will be able to generate deal flow from internal sources primarily resulting from personal contacts and relationships that our officers and directors have developed and maintain. We will also seek to generate deal flow from external sources by contacting investment bankers, banks, insurance companies and other members of the financial community which may present solicited or unsolicited proposals. We have not to date, however, conducted any research with respect to identifying the number or characteristics of potential targets or the probability of success of any proposed transaction. Accordingly, we cannot assure you that we will be able to locate a target or that we will be able to engage in an initial business combination on favorable terms or at all.

While we may or may not consummate a business combination with an industrial technology company, we believe this focus should prove to be an attractive area in which to find a target, and we believe that many such companies would find the opportunity to sell to us attractive as well. We believe that the owners of many potential targets would find a business combination by us to be an easier and less risky route to liquidity than going through an initial public offering or other financing transactions.

While we do not currently expect to engage the services of brokers or professional firms that specialize in locating business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation from the proceeds of this offering not held in trust. In no event, however, will we pay any of our existing officers, directors or stockholders or any of their affiliates or family members any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of an initial business combination nor do we expect any of our officers, directors or initial stockholders or any of their affiliates or family members to receive any such fee or compensation from any third party.

Selection of a target and structuring of a business combination

Subject to the requirement that our initial business combination must be with a target with a fair market value that is at least 80% of our net assets (excluding the contingent underwriting discount) at the time of such transaction, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target. In evaluating a prospective target, we anticipate that our management will consider, among other factors, the following:

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financial condition and results of operation;

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cash flow potential;

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growth potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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barriers to entry into the target business’ industries;

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availability of financing sources;

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security measures employed to protect technology, trademarks, customer data or trade secrets;

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degree of current or potential market acceptance of the products, processes or services;

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proprietary features and degree of intellectual property or other protection of the products, processes or services;

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regulatory environment of the industry sector;

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market shares by geography;

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opportunity to realize cost savings including through moving operations outside the United States;

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servicing platforms and use of information technology; and

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costs associated with effecting the transaction.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of any facilities, as well as review of financial reports, portfolio performance and other information which will be made available to us.

Where possible, we will attempt to structure an initial business combination to achieve the most favorable tax treatment to us, the target and both companies’ stockholders, taking into account other terms of the transaction. Depending on the circumstances of any business combination, however, we may not be able structure a transaction in the most tax advantageous manner. Further, we cannot assure you that the Internal Revenue Service or appropriate state tax authorities will agree with our tax treatment of any transaction.

The structure of a particular business combination may take the form of a merger, capital stock exchange, asset or stock acquisition or other similar business combination. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, a combination of common and preferred stock, or incur debt, to complete a business combination. Our management team has experience using both equity and debt to finance acquisitions. We believe that effective use of leverage can produce a higher return for investors than the return available from unleveraged acquisitions. We may borrow capital in addition to using the proceeds of this offering to consummate our initial business combination.

The time and costs required to select and evaluate a target and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair market value of target

The initial target that we effect a business combination with must have a fair market value equal to at least 80% of our net assets (excluding the contingent underwriting discount) at the time of such business combination. The fair market value of such business will be determined by our board of directors based upon standards which it believes are generally accepted by the financial community. If our board is not able to independently determine that the target has a sufficient fair market value, or if the target is affiliated with any of our officers, directors or initial stockholders or any of their affiliates, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it.

Possible lack of business diversification

While we may seek to effect business combinations with more than one target, our initial business combination must be with targets with a combined fair market value of at least 80% of our net assets (excluding the contingent underwriting discount) at the time of such business combination, as discussed above. Consequently, it is possible that we will have the ability to effect only a single transaction. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business or asset. Even if we consummate more than one transaction, our business may focus on a single or limited number of industries or segments within those industries. By consummating a business combination with only a single entity, or by making more than one acquisition in the same industry or segment, our lack of diversification may:

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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

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result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

See the risk factor entitled “It is possible that we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products, services or assets.”

Limited ability to evaluate the target’s management

Although we intend to closely scrutinize the management of a prospective target when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target’s management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our current officers and directors, if any, in the target cannot presently be ascertained. We currently intend that Messrs. Michael P. Schulhof, Robert B. Kay and Jonathan N. Schulhof will remain associated in some capacity with us following an initial business combination, although they are not currently obligated to do so. The extent to which our current officers will be actively involved in our business following an initial business combination may depend on, among other things, the management, if any, that becomes part of our company as a result of, or join us in connection with, that transaction. In addition, it is possible that the terms of an initial business combination might address the extent to which our officers and directors remain involved in our business following consummation of an initial business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target.

Following a business combination, we may seek to recruit additional managers to supplement our incumbent management. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of initial business combination

Prior to the completion of an initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the transaction is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of an initial business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target and audited historical financial statements of the business.

In connection with the vote required for an initial business combination:

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GTI Capital Partners LLC and all of our independent directors, which are the holders of all our outstanding shares of common stock prior to this offering, have agreed to vote all shares of common stock owned prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders;

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GTI Holdings, LLC has agreed to vote all shares of common stock included in the units acquired by it in the private placement in favor of an initial business combination; and

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GTI Capital Partners LLC, GTI Holdings, LLC and all of our officers and directors have agreed to vote all shares acquired by them in this offering or afterward in favor of an initial business combination.

In connection with a vote for any matters other than an initial business combination and any vote regarding a plan of dissolution and liquidation, GTI Capital Partners LLC, our independent directors and GTI Holdings, LLC will vote all of their shares in any manner they determine, in their sole discretion. We will proceed with an initial business combination only if both:

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a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination; and

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public stockholders owning less than 20% of the number of shares sold in this offering both vote against the transaction and exercise their conversion rights described below.

Conversion rights

At the time we seek stockholder approval of an initial business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the initial business combination and the transaction is approved and completed. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of the contingent underwriting discount and any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust fund), and calculated as of two business days prior to the consummation of the proposed initial business combination, divided by the number of shares of common stock sold in this offering. Without taking into any account interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be $7.65, or $0.35 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the initial business combination and the transaction is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of an initial business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any initial business combination if public stockholders owning 20% or more of the shares sold in this offering both vote against that transaction and exercise their conversion rights. GTI Capital Partners LLC will not be entitled to convert any shares of common stock held prior to this offering. GTI Holdings, LLC will not be entitled to convert the shares of common stock included in the units issued in the private placement because it has agreed to vote such shares in favor of a business combination and the exercise of conversion rights requires a stockholder to vote against a business combination.

Plan of dissolution and liquidation if no initial business combination

Pursuant to the terms of the trust agreement between us and Continental Stock Transfer and Trust Company, and only as part of any plan of dissolution and liquidation, if we do not complete an initial business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will dissolve and promptly liquidate and distribute only to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account (including the contingent underwriting discount), inclusive of any interest (net of taxes payable, if any), plus any remaining net assets. In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our board has agreed to dissolve after the expiry of those time periods (assuming that there has been no business combination consummated), and furthermore, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. Immediately upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our trust account to our public stockholders. GTI Capital Partners LLC, our independent directors and GTI Holdings, LLC have waived their rights to participate in any liquidation of our trust account in connection with our dissolution with respect to shares of common stock owned by GTI Capital Partners LLC and the independent directors immediately prior to this offering, and the 250,000 shares included in the units GTI Holdings, LLC has agreed to purchase in the private placement, respectively and to vote their shares of common stock in favor of any liquidation of our trust account as part of our dissolution. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. In addition, upon the liquidation of our trust account as part of our dissolution, the underwriters have agreed to forfeit any rights to or claims against the proceeds held in the trust account which includes a portion of their underwriters’ discount.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account (and any taxes payable thereon) the initial per-share liquidation price would be $7.65 (of which $0.16 per share is attributable to the contingent underwriting discount), or $0.35 less than the per-unit offering price of $8.00. Our placing of funds in the trust account, however, may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective targets, sellers or other entities we do business with execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or in cases where management does not believe it would be able to find a provider of required services willing to provide the waiver. Notwithstanding the foregoing, we will not enter into a letter of intent, an agreement in principle, or a definitive agreement with any target business that has not executed an agreement with us whereby such target waives any right, title, interest or claim of any kind in or to the monies held in the trust account for the benefit of our public stockholders. If we liquidate before completion of a business combination and distribute the proceeds held in trust to our public stockholders, Messrs. Michael P. Schulhof, Robert B. Kay and Jonathan N. Schulhof, will reimburse us for 36.77%, 26.46% and 36.77%, respectively, of our debts to vendors for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account at that time. Based on information we have obtained from such individuals, we currently believe that such persons are of substantial means and are capable of funding a shortfall in our net proceeds of this offering not held in the trust account even though we have not asked them to reserve for such an eventuality. However, we cannot assure you that these individuals will be able to satisfy those obligations. Further, they will not be personally liable to pay claims from any entity other than vendors.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete an initial business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the initial business combination within the 18-month period, then we will have an additional six months in which to complete the initial business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 24 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation of the trust account or if they seek to convert their shares into cash upon an initial business combination which they voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

We will dissolve and liquidate our trust account to our public stockholders if we do not complete a business combination within 18 months after the consummation of this offering (or within 24 months after the consummation of this offering if certain extension criteria are satisfied). Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we will seek stockholder approval to liquidate our trust account to our public stockholders as soon as reasonably possible as part of our plan of dissolution and liquidation and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

Pursuant to, among other documents, our amended and restated certificate of incorporation, if we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, our purpose and powers will be limited to dissolving, liquidating and winding up. We view this obligation to dissolve and liquidate as an obligation to our stockholders and neither we nor our board of directors will take any action to amend or waive any provision of our amended and restated certificate of incorporation to allow us to survive for a longer period of time if it does not appear we will be able to consummate a business combination within the foregoing time periods.

Upon dissolution, we will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest. Our existing stockholders and GTI Holdings, LLC have waived their rights to participate in any liquidating distribution with respect to their initial shares and have also agreed to vote in favor of any plan of dissolution and liquidation which we will present to our stockholders for vote. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of dissolution and liquidation from our remaining assets outside of the trust account.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to consummate a transaction within 24 months following the consummation of this offering our purpose and powers will be limited to dissolving, liquidating and winding up. Upon notice from us, the trustee of the trust account will liquidate the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders as part of our plan of dissolution and liquidation. Concurrently, we shall pay, or reserve for payment, from funds not held in trust, our liabilities and obligations, although we cannot assure you that there will be sufficient funds for such purpose.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. Although we will make liquidating distributions to our stockholders as soon as reasonably possible as part of our plan of dissolution and liquidation, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any liability of our stockholders may extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280, we will seek stockholder approval to comply with Section 281(b) of the Delaware General Corporation Law, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. As described above, we will not enter into a letter of intent, an agreement in principle, or a definitive agreement with any target business that has not executed an agreement with us whereby such target waives any right, title, interest or claim of any kind in or to the monies held in the trust account for the benefit of our public stockholders. In addition, we intend to have all vendors execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. As a result of this, the claims that could be made against us are significantly limited and the likelihood that any claim that would result in any liability extending to the trust account is minimal.

We expect that all costs associated with the implementation and completion of our plan of dissolution and liquidation will be funded by any funds not held in our trust account, although we cannot assure you that there will be sufficient funds for such purpose.

We currently believe that any plan of dissolution and liquidation subsequent to the expiration of the 18 and 24 month deadlines would proceed in the following manner:

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our board of directors, consistent with its obligations described in our amended and restated certificate of incorporation, will seek to dissolve, prior to the passing of such deadline, convene and adopt a specific plan of dissolution and liquidation, which it will then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of dissolution and liquidation and the board’s recommendation of such plan;

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upon such deadline, we would file the preliminary proxy statement with the Securities and Exchange Commission;

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if the Securities and Exchange Commission does not review the preliminary proxy statement, then 10 days following the passing of such deadline, we will mail the proxy statements to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders at which they will either approve or reject our plan of dissolution and liquidation; and

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if the Securities and Exchange Commission does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail the proxy statements to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty), and we will convene a meeting of our stockholders at which they will either approve of reject our plan of dissolution and liquidation.

In the event we seek stockholder approval for a plan of dissolution and liquidation and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. The funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and the funds will not be available for any other corporate purpose. In addition, if we seek approval from our stockholders to consummate a business combination within 90 days of the expiration of 24 months (assuming that the period in which we need to consummate a business combination has been extended, as provided in our amended and restated certificate of incorporation) from the date of this offering, the proxy statement related to such a business combination will also seek stockholder approval for our board’s recommended plan of dissolution and liquidation, in the event our stockholders do not approve such a business combination. If no proxy statement seeking the approval of our stockholders for a business combination has been filed 30 days prior to the date which is 24 months from the date of this offering, our board will, prior to such date, convene, adopt and recommend to our stockholders a plan of dissolution and liquidation, and on such date file a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan. Immediately upon the approval by our stockholders of our plan of dissolution and liquidation, we will liquidate our trust account to our public stockholders.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that shall apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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prior to the consummation of our initial business combination, we shall submit such business combination to our stockholders for approval;

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we may not consummate our initial business combination unless it is approved by a majority of the shares of common stock voted by the public stockholders and if public stockholders owning 20% or more of the shares purchased by the public stockholders in this offering exercise their conversion rights;

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if our initial business combination is approved and consummated, public stockholders who voted against the business combination and exercised their conversion rights will receive their pro rata share of the trust account; and

•

if a business combination is not consummated or a letter of intent, an agreement in principle or a definitive agreement is not signed within the time periods specified in this prospectus, then we will submit a plan of dissolution and liquidation to our stockholders in order to liquidate the trust account and distribute to all of our public stockholders their pro rata share of the trust account.

Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and neither we nor our board of directors will propose, or seek stockholder approval of, any amendment of these provisions.

Competition

In identifying, evaluating and selecting a target, we expect to encounter intense competition from other blank check companies such as us, as well as other entities having a business objective similar to ours, including finance companies, banks, venture capital funds, leveraged buyout funds, operating businesses and other financial buyers competing for business combinations. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. Our ability to compete in effecting business combinations with certain targets will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the business combination of certain targets.

Further:

•

our obligation to seek stockholder approval of an initial business combination may delay or prevent the completion of a transaction and/or make it less likely a potential target will want to enter into a business combination agreement with us;

•

our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for an initial business combination;

•

our outstanding warrants and Morgan Joseph & Co.’s option, and the future dilution they potentially represent, may not be viewed favorably by certain targets;

•

our restriction that we cannot consummate an initial business combination if public stockholders owning 20% or more of the number of shares sold in this offering both vote against the transaction and exercise their conversion rights; and

•

the delays we may face issuing a proxy statement and receiving clearance from the SEC.

Any of these factors may place us at a competitive disadvantage in successfully negotiating an initial business combination. Our management believes, however, that to the extent that our target is a privately held entity, our status as a well-financed public entity may give us a competitive advantage over entities that are seeking to effect a business combination with a target with significant growth potential on favorable terms which are not public and/or well capitalized.

If we succeed in effecting an initial business combination, there will be, in all likelihood, intense competition from competitors of the target. We cannot assure you that, subsequent to an initial business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 375 Park Avenue, Suite 1505, New York, New York 10152. GTI Holdings, LLC has agreed to provide us with certain limited administrative, technology and secretarial services, as well as the use of certain limited office space, at this location pursuant to a letter agreement between us and GTI Holdings, LLC. The cost for the foregoing services to be provided to us by GTI Holdings, LLC is $7,500 per month. We believe, based on rents and fees for similar services in the New York, New York area, that the fee charged by GTI Holdings, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

We currently have two executive officers. These individuals have other business interests and are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. See “Risk Factors—Our officers and directors are not required to devote any specified percentage of their working time to our affairs. Our officers and directors will allocate some of their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs, which could have a negative impact on our ability to consummate an initial business combination or results of operations following any such business combination.” The amount of time they will devote in any time period will vary based on the availability of suitable targets to investigate and the time they devote to any due diligence investigations or negotiations. We do not intend to have any full time employees prior to the consummation of an initial business combination.

Legal Proceedings

There is no litigation currently pending or contemplated against us or any of our officers or directors in their capacity as such.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, as amended, our annual reports will contain financial statements audited and reported on by our independent accountants.

We will not effect a business combination with a target in an initial business combination if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target. Our management will provide stockholders with these audited financial statements as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target. Our management believes that the requirement of having available audited financial statements for the target of an initial business combination will not materially limit the pool of potential target businesses available for a business combination.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters have not exercised its over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds

$76,500,000 of the net offering proceeds and the proceeds of the private placement will be deposited into a trust account at JP Morgan Chase NY Bank, maintained by Continental Stock Transfer & Trust Company, acting as trustee. These proceeds consist of $74,900,000 from the net proceeds payable to us and $1,600,000 of the proceeds attributable to the contingent underwriting discount.

$66,960,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $76,500,000 of net offering and the private placement proceeds held in trust will only be invested in U.S. “government securities,” defined as any Treasury Bill issued by the United States having a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 ..

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target

The initial target that we effect a business combination with must have a fair market value equal to at least 80% of our net assets (excluding the amount held in the trust account representing the contingent underwriting discount) at the time of such business combination.

We would be restricted from effecting a business combination with a target unless the fair value of such business or net assets to be acquired represented at least 80% of the maximum offering proceeds.

Trading of securities issued

The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 90th trading day after the date of this prospectus unless Morgan Joseph & Co. informs us of its decision to allow earlier separate trading, provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. In no event will Morgan Joseph & Co. permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated financial information to reflect the exercise of the over-allotment option. Although we will not distribute copies

No trading of the units or the underlying common stock and warrants would be permitted until the completion of an initial business combination. During this period, the securities would be held in the escrow or trust account.

of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the website of the SEC after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of an initial business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of an initial business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the initial business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A public stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account (including the amount held in the trust account representing the contingent underwriting discount). However, a public stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Initial business combination deadline

An initial business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent, agreement in principle or definitive agreement relating to a prospective initial business combination was entered into prior to the end of the 18-month period. If a business combination does not occur within these time frames our purpose and powers will be limited to dissolving, liquidating and winding up.

If a business combination has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and as part of any plan of dissolution and liquidation of our company approved by our stockholders upon failure to effect an initial business combination within the allotted time.

The proceeds held in the escrow account would not be released until the earlier of the completion of an initial business combination and the failure to effect an initial business combination within the allotted time.

MANAGEMENT

Directors and Officers

Our current directors and executive officers are as follows:

Name	Age	Position

Michael P. Schulhof	63	Chairman of the Board
Robert B. Kay	44	Chief Executive Officer, President and Director
Jonathan N. Schulhof	32	Chief Financial Officer, Secretary, Treasurer and Director
Robert J. Cresci	62	Director
Charles Fabrikant	61	Director
Harry Macklowe	68	Director
Morris Mark	65	Director

Michael P. Schulhof has been our Chairman of the Board since our inception. He is Chief Executive Officer of Global Technology Investments, LLC, which he founded in 1996. Mr. Schulhof was previously President and Chief Executive Officer of Sony Corporation of America from 1993 to 1995 and Sony Software Corporation from 1989 to 1995. Mr. Schulhof joined Sony in 1974 and rose to senior management in 1979. In 1988, he was named to Sony Corporation’s Board of Directors, becoming the first American on the board of directors of a major Japanese corporation. At various times during his career at Sony, Mr. Schulhof also had responsibility for: (i) Sony Electronics; (ii) Columbia/Tristar Pictures, Inc., CBS Records, as well as the electronic publishing, and signatures divisions; and (iii) Sony Retail Entertainment, including theatres and location-based entertainment centers across the United States. Mr. Schulhof serves on the boards of several private companies and charitable organizations including ColdWatt, Inc., J2 Global Communications, the Brookings Institution, and the Center on Addiction and Substance Abuse at Columbia University, the American Hospital of Paris Foundation and New York University Medical Center. He is also a member of the Council on Foreign Relations. ColdWatt, Inc. and J2 Global Communications are portfolio companies of Global Technology Investments, LLC. A native of New York, Mr. Schulhof is a solid-state physicist with 27 published papers and one patent to his credit. He received a B.A. in Physics from Grinnell College, an M.SC. in Applied Physics from Cornell University, and a Ph.D. in Solid State Physics from Brandeis University. He was awarded the Chevalier de la Legion D’Honneur by the French Republic. Mr. Schulhof is the father of Jonathan N. Schulhof, our Chief Financial Officer, Secretary, Treasurer and a director.

Robert B. Kay has been our Chief Executive Officer and a director since our inception. He is a principal of Global Technology Investments, LLC, which he joined in 2005. Prior to joining Global Technology Investments, LLC, Mr. Kay was President, Chief Executive Officer and director of Key Components, Inc., or KCI, a diversified industrial company that specializes in the manufacture, distribution and sales of highly engineered components for a wide array of end market applications including power electronics, electrical products/applications and power transmission. Mr. Kay built KCI from a small base to approximately $250 million in revenues and oversaw the successful sale of the business to Actuant Corp. (NYSE:ATU) in 2004. During his tenure, KCI experienced organic and acquisition related growth and also successfully moved its sales and manufacturing footprint from the United States to Asia with several wholly owned facilities in China and Southeast Asia as well as joint ventures and other strategic partnerships with Asian based manufacturers. The private equity firm of Kelso & Co. was the primary equity sponsor for KCI. From 1993 until its sale to Bank of America in 1998, Mr. Kay served as the Senior Vice President Finance and Chief Financial Officer of Oxford Resources Corp., a NASDAQ listed consumer finance company. During this time, the company grew from approximately $300 million in assets under management to over $1.7 billion. Prior to that role, Mr. Kay was a Senior Manager in the management consulting practice of Deloitte & Touche. Mr. Kay received a B.S. in Industrial Relations from Cornell University and a Master’s Degree in International Finance from Columbia University. Mr. Kay serves on the boards of several private companies and organizations, including Kaz, Inc., Glori Oil Limited, the New York Chapter of the Young Presidents’ Organization and on the advisory board of Centre Partners Management LLC. Glori Oil Limited is a portfolio company of Global Technology Investments, LLC.

Jonathan N. Schulhof has been our Chief Financial Officer, Secretary, Treasurer and a director since our inception. He is a principal of Global Technology Investments, LLC which he joined in 2001. He serves on Global Technology Investments, LLC’s investment committee and leads its venture company, GTI Ventures LLC. Mr. Schulhof is a founder of ColdWatt, Inc., a power supply company started in 2004. Most recently, Mr. Schulhof has overseen the establishment of Glori Oil Limited, an oil services company founded around certain proprietary oil recovery technology. Both ColdWatt, Inc. and Glori Oil Limited are portfolio companies of Global Technology Investments, LLC. Mr. Schulhof was previously Director of Business Development at Tellme Networks, Inc., a telecommunications equipment and services company. Before joining Tellme Networks, Mr. Schulhof was a corporate associate at the law firm Schulte Roth & Zabel LLP. He received a B.A. from Dartmouth College and a J.D. from Stanford Law School, and is a member of the New York State Bar. Mr. Schulhof is the son of Michael P. Schulhof, the Chairman of the Board.

Robert J. Cresci has been a member of our board of directors since March 2006. Mr. Cresci is a founder of Pecks Management Partners. He was vice president and co-manager of Alliance Convertible Securities Group for the five years prior to founding Pecks in 1990. Prior to joining Alliance, Mr. Cresci was senior vice president in the investment banking division of Shearson Lehman Brothers concentrating on emerging growth markets. After graduating from the United States Military Academy at West Point, he served four years on active duty as an infantry officer. Upon completion of his military service, he attended and received an MBA degree from Columbia University Graduate School of Business. Mr. Cresci is a director of Sepracor Inc. (pharmaceuticals), Continucare Corporation (healthcare), Seracare Life Sciences, Inc. (life sciences), Luminex Corporation (life sciences), J2 Global Communications, Inc. (communications) and Safetran Systems (traffic controls). J2 Global Communications, Inc. is a portfolio company of Global Technology Investments, LLC.

Charles Fabrikant has been a member of our board of directors since March 2006. Since 1989, Mr. Fabrikant has been Chairman of the Board of Directors of SEACOR Holdings, Inc. (NYSE: CKH) and since 1992 has been Chief Executive Officer and President of SEACOR. SEACOR is a global provider of marine support and transportation service. Mr. Fabrikant served as Chairman of the Board and Chief Executive Officer of SCF prior to its acquisition by SEACOR in December 2000. In addition, for more than the past five years, Mr. Fabrikant has been the President of Fabrikant International Corporation, a privately owned corporation engaged in marine operations and investments. Mr. Fabrikant is a director of Globe Wireless, and also served as Chairman of the Board of Chiles Offshore, Inc. (COD), which was sold to another entity in 2002. Mr. Fabrikant is also a director of Diamond Offshore Drilling, Inc., provider of oil services. Mr. Fabrikant is a licensed attorney admitted to practice in the state of New York.

Harry Macklowe has been a member of our board of directors since March 2006. Mr. Macklowe is the President and Chairman of the Board of Macklowe Properties, which he founded in 1960. The company’s primary focus is the development and ownership of high rise office buildings and apartment houses in New York City. The majority of the company’s portfolio is focused in midtown Manhattan. Mr. Macklowe is active in a broad spectrum of cultural, humanitarian and philanthropic endeavors. His board membership and affiliations include: Israel Bonds, Dia Foundation for the Arts, The Hebrew Home for the Aged in Riverdale, American Friends of the Israel Museum and The Real Estate Board of New York.

Morris Mark has been a member of our board of directors since March 2006. After graduating from Harvard Law School, Mr. Mark practiced as a lawyer before entering the securities business in 1968 as a securities analyst with First Manhattan Company. He joined Goldman Sachs & Co.’s Research Department in 1974, where for almost ten years he was a senior executive specializing in real estate and financial services. Beginning in 1980, he was also with the firm’s Risk Arbitrage Department. Mr. Mark was voted on more than ten occasions onto the Annual Institutional Investors All Star Team in the Real Estate Investment Trust and Building categories. He is a co-founder and past President of the Real Estate Analysts Group and the Real Estate Investment Trust Analyst Association. In 1985, he started Mark Partners and Mark Asset Management which focus on seeking long term gains through a fundamental research based approach to stock investments in a wide range of businesses. The firm runs a domestic partnership, an offshore fund started in 1989 and separate accounts with total capital under management in excess of $2 billion.

Our board of directors has seven directors and is divided into three classes with only one class of directors being elected each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Harry Macklowe and Morris Mark, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Jonathan N. Schulhof and Charles Fabrikant, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Michael P. Schulhof, Robert B. Kay and Robert J. Cresci, will expire at the third annual meeting. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition.

Executive Compensation

No executive officer or director has received any cash compensation for services rendered. Commencing on the effective date of this prospectus until a business combination with a target, we will pay GTI Holdings, LLC, a fee of $7,500 per month for providing us with certain limited administrative, technology and secretarial services, as well as the use of certain limited office space in New York, New York. However, this arrangement is solely for our benefit and is not intended to provide GTI Holdings, LLC compensation in lieu of a salary.

Other than this $7,500 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to our officers, directors or initial stockholders or any of their respective affiliates or family members, for services rendered prior to or in connection with an initial business combination. However, our officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential targets and performing due diligence on suitable initial business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Following an initial business combination and to the extent our current executive officers continue to be involved in management of our business, they will be entitled to receive such compensation as our Board of Directors may approve.

Director Independence

A majority of the directors on our board are independent directors. As required by the American Stock Exchange listing requirements, “independent director” means a person other than an officer or employee of the company or any parent or subsidiary thereof. No director qualifies as independent unless the board of directors affirmatively determines that the director does not have a material relationship with the listed company that would interfere with the exercise of independent judgment. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Robert J. Cresci, Harry Macklowe and Morris Mark, each of whom is an independent director. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•

serving as an independent and objective party to monitor our financial reporting process, audits of our financial statements and internal control system;

•

reviewing and appraising the audit efforts of our independent registered public accounting firm and internal finance department; and

•

providing an open avenue of communications among our independent registered public accounting firm, financial and senior management, our internal finance department, and the board of directors.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of independent directors who are “financially literate,” meaning they are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Robert J. Cresci satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the SEC’s rules and regulations.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of Charles Fabrikant, Robert J. Cresci, Harry Macklowe, each of whom is an independent director. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics that applies to all of our executive officers, directors and employees which satisfies the rules of the American Stock Exchange and federal securities laws. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•

None of our officers and directors is required to or will commit his full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•

In the course of their other business activities, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as for the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Officers.”

•

Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•

Since our officers and directors indirectly own shares of our common stock, and certain of our officers and directors will acquire, indirectly, units and warrants in the private placement, which will be released from escrow only if an initial business combination is successfully completed, and may acquire warrants which will expire worthless if an initial business combination is not consummated, our board may have a conflict of interest in determining whether a particular target is appropriate to effect an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target, completing an initial business combination on a timely basis and securing the release of their stock.

•

The ability of Michael P. Schulhof and Jonathan N. Schulhof, as both directors and the indirect holders of the securities issued in the private placement, to exercise the warrants on a cashless basis if we call such warrants for redemption may cause a conflict of interest in determining when to call the warrants for redemption as they would potentially be able to avoid any negative price pressure on the price of the warrants and common stock due to the redemption through a cashless exercise.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•

the corporation could financially undertake the opportunity;

•

the opportunity is within the corporation’s line of business; and

•

it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. Under Delaware law, our Board of Directors has the power to renounce in advance, our interest or expectancy in specified business opportunities or specified classes or categories of business opportunities that are presented to us or to any of our officers, directors or stockholders and may from time to time do so.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, Michael P. Schulhof, Robert B. Kay and Jonathan N. Schulhof have agreed, until the earlier of an initial business combination, our liquidation and such time as he ceases to be an officer or director, to present to us for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to any pre-existing fiduciary obligations arising from a fiduciary relationship established prior to the establishment of a fiduciary relationship with us he might have.

In connection with the vote required for any initial business combination:

•

GTI Capital Partners LLC and all of our independent directors, which are the holders of all our outstanding shares of common stock prior to this offering, have agreed to vote all shares of common stock owned prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders;

•

GTI Holdings, LLC has agreed to vote all shares of common stock included in the units acquired by it in the private placement in favor of an initial business combination; and

•

GTI Capital Partners LLC, GTI Holdings, LLC and all of our officers and directors have agreed to vote all shares acquired by them in this offering or afterward in favor of an initial business combination.

In connection with a vote for any matters other than an initial business combination and any vote regarding a plan of dissolution and liquidation, GTI Capital Partners LLC, our independent directors and GTI Holdings, LLC will vote all of their shares in any manner they determine, in their sole discretion.

To further minimize potential conflicts of interest, we have agreed not to consummate an initial business combination with an entity which is affiliated with Michael P. Schulhof, Robert B. Kay and Jonathan N. Schulhof, or any of their affiliates, unless we obtain an opinion from an independent investment banking firm that the initial business combination is fair to our stockholders from a financial point of view. Michael P. Schulhof, Robert B. Kay and Jonathan N. Schulhof do not have any pre-existing fiduciary obligations which have priority over an obligation, including the obligations described above, to the company.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of June 5, 2006, and as adjusted to reflect the sale of our common stock included in the units sold in the private placement and offered by this prospectus (assuming they do not purchase units in this offering), by:

•

each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•

each of our officers and directors; and

•

all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Percentage of ownership is based on 2,562,500 shares of common stock outstanding on June 5, 2006, and 12,812,500 shares of common stock outstanding after the completion of this offering (excluding shares underlying the over-allotment option, the warrants and the purchase option granted to the representative of the underwriters).

	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Before Offering and Private Placement	After Offering and Private Placement	Before Offering and Private Placement	After Offering and Private Placement

GTI Capital Partners LLC(2)	2,470,500	2,470,500	96.4%	19.3%
GTI Holdings, LLC(2)(3)(4)	2,470,500	2,720,500	96.4%	21.2%
Michael P. Schulhof(2)	2,470,500	2,720,500	96.4%	21.2%
Robert B. Kay(2)	617,625	617,625	24.1%	4.8%
Jonathan N. Schulhof(2)	858,531	983,531	33.5%	7.7%
Robert J. Cresci(5)	23,000	23,000	*	*
Charles Fabrikant(5)	23,000	23,000	*	*
Harry Macklowe(5)	23,000	23,000	*	*
Morris Mark(5)	23,000	23,000	*	*
All directors and officers as a group (7 individuals)(2)(3)(4)	2,562,500	2,812,500	100.0%	22.0%

——————

*

Less than 1%

(1)

The business address of each person is 375 Park Avenue, Suite 1505, New York, New York 10152.

(2)

Michael P. Schulhof and Jonathan N. Schulhof each beneficially own a 34.75% interest in GTI Capital Partners LLC and a 50.0% interest in GTI Holdings, LLC. Robert B. Kay beneficially owns a 25.0% interest in GTI Capital Partners LLC. Michael P. Schulhof is the managing member of both GTI Capital Partners LLC and GTI Holdings, LLC. He disclaims beneficial ownership of the interests he does not own in such companies.

(3)

GTI Holdings, LLC beneficially owns a 69.5% interest in GTI Capital Partners, LLC. GTI Holdings, LLC has agreed to purchase an aggregate of 250,000 units in the private placement.

(4)

This does not include the 666,667 warrants GTI Holdings, LLC has agreed to purchase in a private placement or the aggregate principal amount of warrants GTI Holdings, LLC has agreed to purchase in the aftermarket as these warrants will not be exercisable within 60 days.

(5)

These shares were granted pursuant to restricted stock agreements dated June 5, 2006 and vest one third on the first anniversary of the consummation of this offering, one third on the second anniversary of the consummation of this offering and one third on the third anniversary of the consummation of this offering.

GTI Holdings, LLC has agreed to purchase an aggregate of 250,000 units in a private placement that will occur immediately prior to this offering. Such purchase will be subject to an agreement by GTI Holdings, LLC to waive its rights to liquidating distributions with respect to the shares included in such units in the event we fail to consummate a business combination. In addition, GTI Holdings, LLC has agreed to vote all shares of common stock acquired by it in the private placement or in connection with or following this offering in favor of a business combination. As a result, GTI Holdings, LLC will not have any conversion rights with respect to such shares in the event that a business combination is approved by a majority of our public stockholders, because the exercise of conversion rights requires a stockholder to vote against an initial business combination. GTI Holdings, LLC has also agreed to purchase 416,667 warrants (separately and not in combination with our common stock in the form of units) at a price of $1.20 per warrant ($500,000 in the aggregate) in the private placement. The units and warrants issued in the private placement will be identical to the units and warrants issued in this offering, except that they will be subject to restrictions on transfer and the warrants included in the units and the warrants sold separately, when exercisable, will be exercisable on a cashless basis at the option of the holder. If the warrants are exercised on a cashless basis the company will receive less cash. The shares received upon exercise of the warrants will be unregistered shares.

Immediately after this offering, GTI Capital Partners LLC and GTI Holdings, LLC will collectively beneficially own approximately 22% of the then issued and outstanding shares of our common stock. Because of this ownership block, GTI Capital Partners LLC and GTI Holdings, LLC may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of an initial business combination as part of an initial business combination.

All of the shares of our common stock owned by GTI Capital Partners LLC and by our independent directors immediately before this offering and units (including the shares and warrants comprising the units) and warrants purchased by GTI Holdings, LLC in the private placement will be subject to escrow agreements with us and Morgan Joseph & Co. restricting the sale or transfer of such securities. The escrow period will expire upon the earlier of (i) 18 months after completion of an initial business combination in the case of the shares held by GTI Capital Partners LLC and by our independent directors, or 6 months after completion of an initial business combination in the case of the units and warrants purchased by GTI Holdings, LLC in the private placement, and (ii) the consummation of a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. No such restrictions shall apply to any other shares of our common stock and warrants acquired in connection with or following this offering.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their equity holders, spouses and children, trusts established for their benefit, or to affiliated companies, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow.

GTI Holdings, LLC has agreed with Morgan Joseph & Co. that, after this offering is completed and in accordance with the guidelines specified in Rule 10b5-1 under the Securities Exchange Act of 1934, it will purchase up to $500,000 of our warrants on behalf of itself, its affiliates or designees, in the open market at a price per warrant not to exceed $1.20 within the 40-trading day period beginning on the later of (i) the day on which the warrants begin separate trading and (ii) the 60th day after the end of the “restricted period” under Regulation M. The purchase of such warrants on behalf of GTI Holdings, LLC will be made by a broker-dealer who has not participated in this offering in such amounts and at such times as that broker-dealer may determine, in its sole discretion, subject to any regulatory restrictions. GTI Holdings, LLC will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any warrants purchased in the open market pursuant to such agreement until we have completed a business combination. The warrants may trade separately on the 90th day after the date of this prospectus unless the representative of the underwriters determine that an earlier date is acceptable, based upon their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of and demand for our securities in particular. The representatives will not allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. We believe that the purchases of warrants by these individuals demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.

The “restricted period” as defined in Regulation M will end upon the closing of this offering and, therefore, the warrant purchases described above may begin on the later of (i) the day on which the warrants begin separate trading and (ii) the 60th day after the closing of this offering. Under Regulation M, the restricted period could end at a later date if the underwriters were to exercise the over-allotment. In such event, the restricted period would not end until the underwriters distributed such securities or placed them in its investment account. However, the underwriters have agreed that they may only exercise the over-allotment option to cover the net syndicate short position, if any, resulting from the initial distribution and therefore the restricted period will end upon the closing of this offering.

This warrant purchase, if any, may serve to stabilize the market price of the warrants during the 40 trading day period at a price above that which would prevail in the absence of these purchases. In addition, because the obligations to purchase the warrants will terminate at the end of the 40th trading day after separate trading of the warrants has commenced or the earlier purchase of all the warrants obligated to be purchased, the market price of the warrants may substantially decrease following the termination of these obligations. However, neither Morgan Joseph & Co. nor we make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. These transactions may occur in the over-the-counter market or other trading market. If these transactions are commenced, they may be discontinued without notice at any time.

GTI Capital Partners LLC, GTI Holdings, LLC, Michael P. Schulhof, Robert B. Kay and Jonathan N. Schulhof are deemed our “promoters” under the federal securities laws.

CERTAIN TRANSACTIONS

On January 19, 2006, we issued 2,562,500 shares of our common stock to GTI Capital Partners LLC for $25,000 in cash, at a purchase price of approximately $0.0098 per share. On June 2, 2006, we and GTI Capital Partners LLC entered into a letter agreement pursuant to which GTI Capital Partners LLC contributed 92,000 shares of our common stock to us for $901.60 in cash, at a purchase price of $0.0098 per share. On June 5, 2006 we granted 23,000 shares of our common stock to each of Robert J. Cresci, Charles Fabrikant, Harry Macklowe and Morris Mark for $225.40 in cash per person, at a purchase price of $0.0098 per share pursuant to restricted stock agreements ..

GTI Capital Partners LLC will be entitled to make up to two demands that we register these shares and GTI Holdings, LLC will be entitled to make one demand that we register the shares included in the units and underlying the warrants included in the units and sold separately in the private placement pursuant to an agreement to be signed prior to or on the date of this prospectus. GTI Capital Partners LLC or GTI Holdings, LLC may elect to exercise these registration rights at any time commencing three months prior to the date on which their shares are released from escrow. In addition, GTI Capital Partners LLC and GTI Holdings, LLC have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

GTI Holdings, LLC has agreed that, commencing on the effective date of this prospectus through the acquisition of a target, it or its affiliates will make available to us certain limited administrative, technology and secretarial services, as well as the use of certain limited office space in New York, New York, as we may require from time to time. We have agreed to pay GTI Holdings, LLC $7,500 per month for these services. This arrangement is solely for our benefit and is not intended to provide GTI Holdings, LLC compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York, New York, area, that the fee charged by GTI Holdings, LLC is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of an initial business combination, or our liquidation as part of our plan of dissolution and liquidation , we will no longer be required to pay this monthly fee.

GTI Holdings, LLC has advanced to us a total of $75,000, on a non-interest bearing basis, which was used to pay a portion of the expenses of this offering. The advances will be payable on the consummation of this offering out of the proceeds of this offering not placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible targets and initial business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $7,500 per month administrative fee payable to GTI Holdings, LLC and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s and consulting fees, will be paid to our officers, directors or stockholders, or to any of their respective affiliates or family members, for services rendered to us prior to or with respect to the initial business combination.

Morgan Joseph & Co., the representative of the underwriters of this offering, will purchase, for $100, an option to purchase up to a total of 500,000 units. See the section entitled “Underwriting—Purchase option” appearing elsewhere in this prospectus.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans or advances by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans or advances, including any forgiveness of loans, will require prior approval in each instance by a majority of our disinterested “independent” directors or the members of our board who do not have an interest in the transaction, in either case, who had access, at our expense, to our attorneys or independent legal counsel.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus 2,562,500 shares of common stock are outstanding, held by GTI Capital Partners LLC and the independent directors of the company .. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants may trade separately on the 90th trading day after the date of this prospectus unless Morgan Joseph & Co. determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular. If Morgan Joseph & Co. determines to permit separate trading of the common stock and warrants earlier than the 90th trading day after the date of this prospectus, we will issue a press release and file a Current Report on Form 8-K with the Securities and Exchange Commission, or SEC, announcing when such separate trading will begin. In no event will Morgan Joseph & Co. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Further, in no event will Morgan Joseph & Co. permit separate trading of the common stock and warrants until the business day following the earlier to occur of the expiration of the underwriters’ over-allotment option or its exercise in full. We will file with the SEC a Current Report on Form 8-K which includes this audited balance sheet following the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K with the SEC. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K with the SEC to provide updated financial information to reflect the exercise of the over-allotment option. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the website of the SEC after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any initial business combination:

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GTI Capital Partners LLC and all of our independent directors, which are the holders of all our outstanding shares of common stock prior to this offering, have agreed to vote all shares of common stock owned prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders;

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GTI Holdings, LLC has agreed to vote all shares of common stock included in the units acquired by it in the private placement in favor of an initial business combination; and

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GTI Capital Partners LLC, GTI Holdings, LLC and all of our officers and directors have agreed to vote all shares acquired by them in this offering or afterward in favor of an initial business combination.

In connection with a vote for any matters other than an initial business combination and any vote regarding a plan of dissolution and liquidation, GTI Capital Partners LLC, our independent directors and GTI Holdings, LLC will vote all of their shares in any manner they determine, in their sole discretion. We will proceed with an initial business combination only if both:

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a majority of the shares of common stock voted by the public stockholders are voted in favor of the initial business combination; and

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public stockholders owning less than 20% of the number of shares sold in this offering both vote against the transaction and exercise their conversion rights described below.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

If we are forced to liquidate our trust account because we have not consummated a business combination within the required time periods, our public stockholders are entitled to share ratably in the trust account as part of any plan of dissolution and liquidation , inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Any taxes payable on the interest by the trust account will be deducted from the trust account. Each of GTI Capital Partners LLC, our independent directors and GTI Holdings, LLC has agreed to waive its rights to share in any liquidation with respect to common stock owned by it prior to the offering, and the units purchased in the private placement, as applicable, if we fail to consummate a business combination and have also agreed to vote their shares of common stock in favor of any plan of dissolution and liquidation which we will submit to a vote of our stockholders.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the initial business combination and timely submit their election to convert and the initial business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our certificate of incorporation, as amended, authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to an initial business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on an initial business combination. We may issue some or all of the preferred stock to effect an initial business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant issued in connection with our units as part of this offering entitles the registered holder to purchase one share of our common stock at any time commencing on the later of:

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the completion of an initial business combination; and

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one year from the date of this prospectus.

The exercise price per share of each warrant is $6.00. However, we may in our discretion require any exercise to be made on a cashless basis. The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City local time, or earlier upon redemption.

We may redeem the outstanding warrants at any time after the warrants become exercisable:

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in whole and not in part;

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at a price of $0.01 per warrant;

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upon a minimum of 30 days’ prior written notice of redemption; and

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if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

We have established the above conditions to our exercise of redemption rights to provide (i) warrant holders with adequate notice of exercise only after the then-prevailing common stock price is substantially above the warrant exercise price and (ii) a sufficient differential between the then-prevailing common stock price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant prior to the date scheduled for redemption.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. We may, in our discretion, require any exercise to be made on a cashless basis. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered, qualified or the issuance thereof is deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants and to take such action as is necessary to qualify for sales in those states in which the warrants were initially offered by us the common stock issuable upon exercise of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the warrant holders reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

GTI Holdings, LLC has agreed to purchase 416,667 warrants from us at a price of $1.20 per warrant in a private placement to take place immediately prior to this offering. These warrants will be identical to the warrants included in the units offered by this prospectus, except that these warrants, as well as the warrants included in the units to be acquired by GTI Holdings, LLC in the private placement, will be exercisable on a cashless basis at any time by GTI Holdings, LLC. Additionally, subject to limited exceptions (such as a transfer to relatives and trusts for estate planning purposes), these warrants will not be transferable until our completion of a business combination. See the sections entitled “Redemption” and “Escrow of shares outstanding before this offering, units and warrants sold in the private placement” appearing elsewhere in this prospectus. The underwriters will not receive any discounts or commissions with respect to the units and warrants to be issued in the private placement.

Purchase Option

We have agreed to sell to Morgan Joseph & Co., the representative of the underwriters, an option to purchase up to a total of 500,000 units at a per-unit price of $10.00 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering). For a more complete description of the purchase option, see the section entitled “Underwriting—Purchase option” appearing elsewhere in this prospectus.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to the completion of an initial business combination. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any dividends subsequent to an initial business combination will be within the discretion of our then current board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Shares Eligible for Future Sale

Immediately after this offering and the private placement, we will have 12,812,500 shares of common stock outstanding, or 14,312,500 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 10,000,000 shares sold in this offering, or 11,500,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, because they were issued in private transactions not involving a public offering. None of those shares will be eligible for sale under Rule 144 prior to January 19, 2007. In addition, all of those shares are subject to escrow agreements and will not be transferable for a period of eighteen months following an initial business combination in the case of the 250,000 shares owned by GTI Holdings, LLC, and for a period of six-months following an initial business combination in the case of the units (including the shares and warrants comprising these units) and the warrants purchased by GTI Holdings, LLC, subject to limited exceptions permitting transfers to the equity holders of the holders of such securities for estate planning purposes in which the transferees will agree to be bound by the terms of the escrow, and will not be released prior to that date unless, after the consummation of the initial business combination, we were to consummate a transaction in which a third party were to acquire us in a merger or stock or asset sale that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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1% of the number of shares of common stock then outstanding, which will equal 128,125 shares immediately after this offering or 143,125 if the underwriters exercise their over-allotment option; and

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the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and subject to the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Availability of Rule 144 to Resales of Stock of Blank Check Companies

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company. Accordingly, Rule 144 may not be available for the resale of those securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

Registration Rights

GTI Capital Partners LLC and GTI Holdings, LLC will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. GTI Capital Partners LLC is entitled to make up to two demands that we register the 2,470,500 shares of common stock held by them prior to this offering, and GTI Holdings, LLC is entitled to make one demand that we register the 666,667 shares of common stock included in or issuable upon exercise of the warrants included in the units issued in the private placement or issuable upon exercise of the warrants issued in the private placement. GTI Capital Partners LLC and GTI Holdings, LLC can elect to exercise these registration rights at any time commencing three months prior to the respective dates on which their shares are released from escrow. GTI Capital Partners LLC and GTI Holdings, LLC also have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which their shares of common stock are released from escrow.

In addition, the holders of the units, underlying warrants or common stock issuable under the Morgan Joseph & Co. purchase option are entitled to make one demand that we register these securities at the election of the holders of 51% of such securities. In addition, these holders have certain “piggy-back” registration rights.

We will bear the expenses incurred in connection with the filing of any such registration statements filed in connection with the exercise of rights under these registration rights provisions.

Amendments to Our Certificate of Incorporation

Our amended and restated certificate of incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

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a requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

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a prohibition against completing a business combination if 20% or more of our stockholders exercise their conversion rights in lieu of approving a business combination;

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the right of stockholders voting against a business combination to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

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a requirement that in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed, our purpose and powers will be limited to dissolving, liquidating and winding up; provided, however, that we will reserve our rights under Section 278 of the Delaware General Corporation Law to bring or defend any action, suit or proceeding brought by or against us;

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a requirement that our management take all actions necessary to liquidate our trust account as part of any plan of dissolution and liquidation in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18 month period; and

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a limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon the liquidation of our trust account as part of any plan of dissolution and liquidation or upon the exercise of their conversion rights.

Our amended and restated certificate of incorporation prohibits the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. Additionally, our board of directors has undertaken not to amend or modify the foregoing provisions. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, the board of directors will not, at any time prior to the consummation of a business combination, propose any amendment or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.

Global Clearance and Settlement

We will issue our securities in the form of global securities registered in the name of Cede & Co., as nominee of the Depository Trust Company, or DTC. Each global security will be issued only in fully registered form.

You may hold your beneficial interests in a global security directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.

Definition of a Global Security

A global security is a special type of indirectly held security in the form of a certificate held by a depositary for the investors in a particular issue of securities. Since we choose to issue our securities in the form of global securities, the ultimate beneficial owners can only be indirect holders. This is done by requiring that our global securities be registered in the name of a financial institution selected by us, as appropriate, and by requiring that the securities underlying our global securities not be transferred to the name of any direct holder except in certain circumstances.

The financial institution that acts as the sole direct holder of a global security is called the “Depositary.” Any person wishing to own our securities must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depositary. In the case of our securities, DTC will act as depositary and Cede & Co. will act as its nominee.

Except under limited circumstances or upon the issuance of securities in definitive form, a global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in a global security will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.

Special Investor Considerations for Global Securities

As an indirect holder, an investor’s rights relating to the global security will be governed by the account rules of the investor’s financial institution and of the Depositary, DTC, as well as general laws relating to securities transfers. We will not recognize this type of investor as a holder of our securities and instead will deal only with DTC, the Depositary that holds the global securities.

An investor in our securities should be aware that because these securities will be issued only in the form of global securities:

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Except in certain limited circumstances, the investor cannot get our securities registered in his or her own name.

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Except in certain limited circumstances, the investor cannot receive physical certificates for his or her securities.

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The investor will be a “street name” holder and must look to his or her own bank or broker for payments on our securities including payments from the trust account, if any, and protection of his or her legal rights relating to our securities.

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The investor may not be able to sell interests in our securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

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DTC’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global securities. We have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global securities. We do not supervise DTC in any way.

Description of DTC

DTC has informed us that:

•

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

•

DTC was created to hold securities for financial institutions that have accounts with it, and to facilitate the clearance and settlement of securities transactions between the account holders through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. DTC account holders include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a DTC account holder, either directly or indirectly.

•

DTC’s rules are on file with the SEC.

•

DTC’s records reflect only the identity of its participants to whose accounts beneficial interest in the Global Securities are credited. These participants may or may not be the owners of the beneficial interests so recorded. The participants will be responsible for keeping account of their holdings on behalf of their beneficial owners.

UNDERWRITING

Subject to the terms and conditions contained in the underwriting agreement, the underwriters have agreed to purchase from us the number of units indicated in the following table. Morgan Joseph & Co. Inc. is acting as the representative of the underwriters of this offering. A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Underwriter	Number of Units

Morgan Joseph & Co. Inc.
Southwest Securities, Inc.
GunnAllen Financial, Inc.
Legend Merchant Group, Inc.
Total	10,000,000

This offering will be underwritten on a firm commitment basis. The underwriters propose to offer units, comprised of one share of common stock and one warrant, directly to the public at the public offering price set forth on the cover page of this prospectus. Any units sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $         per share. After the units are released for sale to the public, the offering price and other selling terms may, from time to time, be changed by the underwriters.

The underwriters’ obligation to purchase units is subject to conditions contained in the underwriting agreement. The underwriters are obligated to purchase all of the units that they have agreed to purchase under the underwriting agreement, other than those covered by the over-allotment option, if they purchase any units. The offering of the units is made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation and modification of the offering without notice. The underwriters reserve the right to reject any order for the purchase of units.

Pricing of the Offering

Prior to this offering, there has been no public market for our units. Consequently, the initial public offering price for our units has been determined by negotiations between us and Morgan Joseph & Co. Among the primary factors considered in determining the initial public offering price were:

•

the history and prospects of companies whose principal business is the acquisition of other companies;

•

prior offerings of those companies;

•

our prospects for acquiring an operating business at attractive values;

•

our capital structure;

•

an assessment of our management and their experience in identifying operating companies;

•

general conditions of the securities markets at the time of the offering; and

•

other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the representative of the underwriters is unable to compare our financial results and prospects with those of public companies operating in the same industry.

Our units are not publicly traded. Accordingly, there is no current active trading market for our units. Consequently, we cannot assure or guarantee that an active trading market for our units will develop or that, if developed, will continue. An active and orderly trading market will depend on the existence, and individual decisions, of willing buyers and sellers at any given time. We will not have any control over these factors. If an active trading market does not develop or is sporadic, this may hurt the market value of our units and make it difficult to buy or sell units on short notice. We cannot assure you that if you purchase units in the offering you will later be able to sell them at or above the purchase price.

Over-Allotment Option

We have granted to the underwriters an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to 1,500,000 additional units at the public offering price, less the underwriting discount, set forth on the cover page of this prospectus. The underwriters may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional units are purchased pursuant to the option, the underwriters will offer the additional units on the same terms as those on which the other units are being offered hereby.

Commissions and Discounts

The following table summarizes the public offering price, underwriting discount to be paid to the underwriters by us, and the proceeds, before expenses, to us. This information assumes either no exercise or the full exercise, as applicable, by the underwriters of the over-allotment option. This information further assumes full payment of the contingent underwriting discount out of the gross proceeds of the proposed offering.

	Per Unit	Total, With No Exercise of Over-Allotment Option	Total, With Full Exercise of Over-Allotment Option

Public offering price	$8.00	$80,000,000	$92,000,000
Underwriting discount(1)	0.56	5,600,000	6,440,000
Proceeds before expenses(2)	$7.44	$74,400,000	$85,560,000

——————

(1)

Includes $1,600,000, or $0.16 per unit, of the underwriting discount which will be placed in the trust account. If a business combination is consummated within the required time period, we will pay this amount, less $0.16 for each share of common stock converted by public stockholders to cash, to the underwriters. If a business combination is not consummated within the required time period and our trust account is liquidated as part of any plan of dissolution and liquidation, this amount will be included in the distribution to our public stockholders of the proceeds held in the trust account. The underwriters will not be entitled to any discounts or commissions on the sale of units or warrants in the private placement.

(2)

The expenses of this offering and the private placement are estimated at approximately $500,000.

We have agreed to pay certain expenses incurred by the underwriters in connection with their underwriting services.

Upon the consummation of an initial business combination, the underwriter will be entitled to receive that portion of the proceeds attributable to the contingent underwriting discount, $1,600,000 (or $1,840,000 if the over-allotment option is exercised in full), less $0.16 for each share of common stock converted by public stockholders to cash. If we are unable to consummate an initial business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (i) they will forfeit any rights to or claims against such contingent proceeds; and (ii) such contingent proceeds will be distributed on a pro-rata basis among the public stockholders along with any interest accrued thereon.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 500,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.50 per share (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $10.00 per unit (125% of the price of the units sold in this Offering) upon the later of the consummation of an initial business combination on the terms described in this prospectus or the first anniversary of the consummation of this offering and will expire four years from the consummation of this offering. The purchase option will be automatically exercised on a cashless basis immediately upon redemption of our outstanding warrants, and each warrant that is part of a unit issued under the purchase option upon such automatic conversion will be redeemed by us as part of such redemption.

For purposes of determining the reasonableness of underwriting compensation received by the underwriters in connection with the offering pursuant to Rule 2710(c)(3) of the NASD Conduct Rules (which also includes cash compensation received by the underwriters in the form of the underwriting discount), the NASD has deemed the purchase option and the 500,000 units, the 500,000 shares of common stock and the 500,000 warrants underlying such units, and the 500,000 shares of common stock underlying such warrants, to be “non-cash compensation” paid by the company to the underwriters in connection with the offering. Therefore this option and the securities underlying this option are subject to a 180 day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules and Morgan Joseph & Co. will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the date of this prospectus. Additionally, the purchase option may not be sold, transferred, assigned, pledged or hypothecated for a one year period (including the foregoing 180 day period) following the date of this prospectus. However, the purchase option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers and or partners. The purchase option will be issued to Morgan Joseph & Co. only upon consummation of this offering.

Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the purchase option grants to holders “demand” and “piggy back” rights with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions, which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Escrow Agreement

All of the shares of our common stock owned by GTI Capital Partners LLC and our independent directors immediately before this offering and the units (including the shares and warrants comprising these units) and warrants purchased by GTI Holdings, LLC in the private placement will be subject to escrow agreements with us and Continental Stock Transfer & Trust Company restricting the sale of such securities. The escrow period will expire upon the earlier of (i) 18 months after completion of an initial business combination in the case of the shares held by GTI Capital Partners LLC, and our independent directors, or 6 months after completion of an initial business combination in the case of the units and warrants purchased by GTI Holdings, LLC in the private placement, and (ii) the consummation of a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. No such restrictions shall apply to any other shares of our common stock and warrants acquired in connection with or following this offering.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their members (which shares may subsequently be transferred by such members to their ancestors, descendants or spouse or to trusts established for the benefit of such persons or the member, or to affiliated companies), but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow.

Stabilization, Short Positions and Penalty Bids

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•

Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed the maximum price specified in Regulation M of the SEC, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•

Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•

Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the American Stock Exchange or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Pursuant to Regulation M the distribution will end and this offering will be completed when all of the units have been distributed and after any stabilization arrangements in connection with the distribution of the units have been terminated by the underwriters. Since the underwriters have agreed that they may only exercise the over-allotment option to cover the underwriting syndicate’s actual short position, if any, exercise of the over-allotment option by the underwriters will not affect the completion of the distribution.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide services for us after this offering, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. We have no agreement, commitment or understanding with any of the underwriters for assistance in connection with a potential business combination or additional capital raising activities and have no intention of entering into such an agreement, commitment or understanding. If any of the underwriters provides services to us after the offering, we may pay such underwriter fair and reasonable fees that would be determined in an arm’s length negotiation.

The underwriters have informed us that they do not expect to confirm sales of units offered by this prospectus to accounts over which they exercise discretionary authority without obtaining the specific approval of the account holder.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by McDermott Will & Emery LLP, New York, New York. Benesch, Friedlander, Coplan & Aronoff LLP, Cleveland, Ohio, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, NE, Room 1580 Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

GLOBAL TECHNOLOGY INDUSTRIES, INC.
(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Global Technology Industries, Inc.

We have audited the accompanying balance sheet of Global Technology Industries, Inc. (a development stage corporation) as of February 28, 2006, and the related statements of operations, stockholder’s equity and cash flows for the period from January 9, 2006 (inception) to February 28, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global Technology Industries, Inc. as of February 28, 2006, and the results of its operations and its cash flows for the period from January 9, 2006 (inception) to February 28, 2006 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming Global Technology Industries, Inc. will continue as a going concern. Global Technology Industries, Inc. has a net loss, working capital deficiency and has no operations. This raises substantial doubt about Global Technology Industries, Inc.’s ability to continue as a going concern. As discussed in Note 2, Global Technology Industries, Inc. is in the process of raising capital through a Proposed Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

March 8, 2006

GLOBAL TECHNOLOGY INDUSTRIES, INC.
(A Development Stage Company)

BALANCE SHEET

As of February 28, 2006

ASSETS
Current asset – cash	$90,000
Deferred offering costs	203,024
Total assets	$293,024

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$193,818
Advances payable, stockholders	75,000
Total liabilities	268,818

Commitment

Stockholder’s equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 2,562,500 shares issued and outstanding	256
Additional paid-in capital	24,744
Deficit accumulated during the development stage	(794)
Total stockholder’s equity	24,206
Total liabilities and stockholder’s equity	$293,024

See notes to financial statements

GLOBAL TECHNOLOGY INDUSTRIES, INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

Period from January 9, 2006 (Inception) to February 28, 2006

Operating expenses (general & administrative)	$(794)
Net loss	$(794)
Weighted average number of common shares outstanding – basic and diluted	2,562,500
Net loss per share – basic and diluted	$(0.00)

See notes to financial statements

GLOBAL TECHNOLOGY INDUSTRIES, INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDER’S EQUITY

	Period from January 9, 2006 (Inception) to February 28, 2006
	Common Stock		Additional Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholder’s Equity
	Shares	Amount

Stock issued January 19, 2006 for $0.0098 per share	2,562,500	$256	$24,744	—	$25,000
Net loss	—	—	—	$(794)	(794)
Balance at February 28, 2006	2,562,500	$256	$24,744	$(794)	$24,206

See notes to financial statements

GLOBAL TECHNOLOGY INDUSTRIES, INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS

Period from January 9, 2006 (Inception) to February 28, 2006

Cash flows from operating activities
Net loss	$(794)
Increase in accrued expenses	794
Net cash used in operating activities	—
Cash flows from financing activities
Proceeds from sale of stock	25,000
Proceeds from advances from stockholders	75,000
Payment of deferred offering costs	(10,000)
Net cash provided by financing activities	90,000
Net change in cash	90,000
Cash at beginning of period	—
Cash at end of period	$90,000

Supplemental schedule of non-cash financing activities:
Accrual of deferred offering costs	$193,024

See notes to financial statements

GLOBAL TECHNOLOGY INDUSTRIES, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
February 28, 2006

Note 1 — Organization, Business Operations and Significant Accounting Policies

Global Technology Industries, Inc. (the “Company”) was incorporated in Delaware on January 9, 2006. The Company was formed as a blank check company for the purpose of effecting a merger, capital stock exchange, asset or stock acquisition or other similar business combination with one or more operating businesses (a “Business Combination”).

At February 28, 2006, the Company had not yet commenced any operations. All activity through February 28, 2006 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed private placement (“Private Placement”) and public offering (the “Proposed Offering”) which are discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Private Placement and the Proposed Offering, although substantially all of the net proceeds of the Private Placement and the Proposed Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Private Placement and the Proposed Offering, at least ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriters, will be held in a trust account (“Trust Account”) and invested in government securities or money market funds. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The funds in the Trust Account will be distributed to the Company (subject to stockholder claims described below) upon consummation of a Business Combination and can be used to complete the Business Combination or for such purposes as management determines following the Business Combination. If the Company does not consummate a Business Combination within 18 months from the consummation of the Proposed Offering (or 24 months if certain extension criteria have been satisfied), the funds in the Trust Account will be distributed to the stockholders then holding shares issued in the Proposed Offering (the “Public Stockholders”) in connection with any plan of dissolution and liquidation. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering (“Initial Stockholders”) have agreed to vote their founding shares of common stock in accordance with the vote of the majority in interest of the Public Stockholders with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account (including interest, net of taxes on such interest, and including the Contingent Underwriting Discount described in Note 6), calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding up to 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

GLOBAL TECHNOLOGY INDUSTRIES, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
February 28, 2006

Note 1 — Organization, Business Operations and Significant Accounting Policies – (continued)

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carry-forwards and temporary differences, aggregating approximately $270. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at February 28, 2006.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Note 2 — Proposed Public Offering and Private Placement

The Proposed Offering calls for the Company to offer for public sale up to 10,000,000 units (“Units”) at $8.00 per Unit before related expenses. In addition, the Company will grant the representative of the underwriters (the “Representative”) of the Proposed Offering an option (the “Over-Allotment Option”), exercisable not later than 45 days after the sale of the Units, to purchase up to 1,500,000 additional Units to cover over-allotments. Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one warrant (“Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20   trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. The Company may require that the Warrants be exercised on a cashless basis.

The Private Placement calls for the Company to issue 250,000 Units at $8.00 per Unit and 416,667 Warrants at a price of $1.20 per Warrant to GTI Holdings, LLC in a private placement to occur immediately prior to the closing of the Proposed Offering. GTI Holdings, LLC is the parent holding company of Global Technology Investments, LLC and GTI Capital Partners LLC and is owned by certain of our officers and directors. The units and warrants issued in the Private Placement will be identical to the units and warrants issued in the Proposed Offering, except that the units and warrants issued in the Private Placement will be subject to restrictions on transfer and the warrants included in the units and the warrants sold separately, when exercisable, will be exercisable on a cashless basis at the option of the holder. If the warrants are exercised on a cashless basis the Company will receive less cash. The shares received upon exercise of the warrants will be unregistered shares.

GLOBAL TECHNOLOGY INDUSTRIES, INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS
February 28, 2006

Note 3 — Deferred Offering Costs

Deferred offering costs consist of legal, accounting and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised or charged to expense if the offering is not completed.

Note 4 — Notes Payable to Stockholders

On January 12, 2006, the Company received $75,000 as advances for expenses from GTI Holdings, LLC. These advances bear no interest and are payable upon the consummation of the Proposed Offering. Due to the short-term nature of the advances their fair value approximates their recorded amount.

Note 5 — Related Party Transaction

The Company has agreed to pay to GTI Holdings, LLC, which is owned by certain of the Company’s officers and directors, a fee of $7,500 per month for 24 months for certain administrative, technology and secretarial services, as well as the use of certain limited office space.

Note 6 — Commitment

The Company has a commitment to pay an underwriting discount of 7% of the public offering price to the underwriters at the closing of the Proposed Offering. The underwriters have agreed to deposit 2% of the gross proceeds  ($0.16 per Unit) into the Trust Account until the earlier of the completion of a Business Combination or the liquidation of the Trust Account (the “Contingent Underwriting Discount”). The underwriters have further agreed to forfeit any rights to or claims against the proceeds representing the Contingent Underwriting Discount unless the Company successfully completes a Business Combination.

GTI Holdings, LLC has agreed to purchase up to $500,000 of our warrants in the open market at prices not to exceed $1.20 per warrant during the 40-trading-day period beginning on the later of (i) the day on which the warrants begin separate trading and (ii) the 60th day after the end of the “restricted period” in accordance with Regulation M promulgated by the SEC under the Securities Act of 1933, as amended.

The Company has also agreed to sell to the Representative, for $100, an option to purchase up to a total of 500,000 units at a per-unit offering price of $10.00 (125% of the price of the units sold in the offering). The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $7.50 (125% of the exercise price of the warrants included in the units sold in the offering).

The sale of this option will be accounted for as an equity transaction. Accordingly, there will be no net effect on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $1,262,000 using an expected life of four years, volatility of 41.40% and a risk-free interest rate of 5.17%. The Company has no trading history, and as a result it is not possible to value this option based on historical trades. To estimate the value of this option, the Company considered the 25 smallest diversified industrial companies in the Industrial Sector Index of the S&P Small Cap 600 Indices. Management believes the volatility of these companies is a reasonable benchmark to use in estimating the value of this option. The actual volatility of this option will depend on many factors that cannot be precisely valued at this time. Although an expected life of four years was taken into account for the purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates the Trust Account as part of any plan of dissolution and liquidation approved by the Company’s stockholders, the option would become worthless.

Until [                              ] 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

		$80,000,000 10,000,000 Units

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

TABLE OF CONTENTS		PROSPECTUS
	Page
		SOUTHWEST SECURITIES GUNNALLEN FINANCIAL LEGEND MERCHANT GROUP, INC.
Prospectus Summary	1
The Offering	3
Summary Financial Data	10
Risk Factors	12
Forward-Looking Statements	27
Use of Proceeds	29
Dilution	31
Capitalization	32
Management’s Discussion and Analysis of Financial Condition and Results of Operations	34
Proposed Business	36
Management	50
Principal Stockholders	54
Certain Transactions	57
Description of Securities	58
Underwriting	65
Legal Matters	68
Experts	68
Where You Can Find Additional Information	69
Index to Financial Statements	F-1
		, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
SEC Registration Fee	18,163
NASD filing fee	40,000
American Stock Exchange listing fee	65,000
Accounting fees and expenses	35,000
Printing and engraving expenses	25,000
Director & Officer liability insurance premiums	170,000
Legal fees and expenses	250,000
Miscellaneous	66,837	(2)
Total	$670,000

——————

(1)

In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay Continental Stock Transfer & Trust Company annual fees of $3,000 per year for acting as trustee, $4,800 per year for acting as transfer agent of the registrant’s common stock, $2,400 per year for acting as warrant agent for the registrant’s warrants and $1,800 per year for acting as escrow agent.

(2)

This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Article V of our Bylaws provides for indemnification of any of our directors, officers, employees or agents for certain matters in accordance with Section 145 of the DGCL.

We have entered into indemnification agreements with each of our directors and officers that provide that we will indemnify the directors and officers to the fullest extent permitted by law.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares

GTI Capital Partners LLC	2,562,500
Robert J. Cresci	23,000
Charles Fabrikant	23,000
Harry Macklowe	23,000
Morris Mark	23,000

The shares were issued to GTI Capital Partners LLC on January 19, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an entity owned by sophisticated, wealthy individuals who were each accredited investors as defined in Rule 501(a) promulgated under the Securities Act of 1933. The shares issued were sold for an aggregate offering price of $25,000 at a purchase price of approximately $0.0098 per share. No underwriting discounts or commissions were paid with respect to such sales. On June 2, 2006, the Company and GTI Capital Partners LLC entered into a letter agreement pursuant to which GTI Capital Partners LLC contributed 92,000 shares of the Company’s common stock to the Company for $901.60 in cash, at a purchase price of $0.0098 per share. The shares were issued to Messrs. Cresci, Fabrikant, Macklowe and Mark on June 5, 2006 pursuant to restricted stock agreements for $225.40 in cash per person, at a purchase price of $0.0098 per share. Because these shares were sold to directors who were each accredited investors as defined in Rule 501(a) promulgated under the Securities Act of 1933, the sales are exempt from registration.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description

1.1	Underwriting Agreement.
3.1	Amended and Restated Certificate of Incorporation.
3.2	By-laws.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.**
4.5	Unit Purchase Option to be issued to Morgan Joseph & Co. Inc.
5.1	Opinion of McDermott Will & Emery LLP.
10.1	Investment Management Trust Agreement among Continental Stock Transfer & Trust Company, Morgan Joseph & Co. Inc. and the Registrant.
10.2	Escrow Agreement among the Registrant, GTI Capital Partners LLC, Continental Stock Transfer & Trust Company, Robert J. Cresci, Harry Macklowe, Charles Fabrikant and Morris Mark ..
10.3	Escrow Agreement among the Registrant, GTI Holdings, LLC and Continental Stock Transfer & Trust Company.**
10.4	Letter Agreement between GTI Holdings, LLC and the Registrant regarding administrative support.**
10.5	Registration Rights Agreement among the Registrant, GTI Capital Partners LLC and GTI Holdings, LLC.
10.6	Indemnification Agreement between the Registrant and each of the Registrant’s officers and directors.**
10.7	Private Placement Securities Purchase Agreement among the Registrant, Morgan Joseph & Co. Inc. and GTI Holdings, LLC dated as of March 17, 2006.
10.8	Stock Purchase Agreement between the Registrant and GTI Capital Partners LLC dated January 19, 2006.**
10.9	Advance Agreement between the Registrant and GTI Holdings, LLC dated January 12, 2006. **
10.10	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and GTI Capital Partners LLC dated as of March 17, 2006.
10.11	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Michael P. Schulhof dated as of March 17, 2006.
10.12	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Robert B. Kay dated as of March 17, 2006.
10.13	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Jonathan N. Schulhof dated as of March 17, 2006.
10.14	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Robert J. Cresci dated as of March 17, 2006.
10.15	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Charles Fabrikant dated as of March 17, 2006.
10.16	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Harry Macklowe dated as of March 17, 2006.
10.17	Letter Agreement among the Registrant, Morgan Joseph & Co. Inc. and Morris Mark dated as of March 17, 2006.
10.18	Warrant Purchase Letter Agreement between the Registrant and GTI Holdings, LLC.**
10.19	Restricted Stock Agreement between the Registrant and Robert J. Cresci dated June 5, 2006.
10.20	Restricted Stock Agreement between the Registrant and Harry Macklowe dated June 5, 2006.
10.21	Restricted Stock Agreement between the Registrant and Charles Fabrikant dated June 5, 2006.
10.22	Restricted Stock Agreement between the Registrant and Morris Mark dated June 5, 2006.
14.1	Code of Ethics.**
23.1	Consent of Goldstein Golub Kessler LLP.
23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 5.1).
99.1	Audit Committee Charter.**
24	Power of Attorney.**

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*

To be filed by amendment.

**

Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of dissolution and liquidation not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 5th day of June, 2006.

GLOBAL TECHNOLOGY INDUSTRIES, INC.

By:	/s/ Robert B. Kay
Robert B. Kay
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Position	Date

	*	Chairman of the Board	June 5, 2006
Michael P. Schulhof

By:	/s/ Robert B. Kay	Chief Executive Officer, President and Director (principal executive officer)	June 5, 2006
Robert B. Kay

	*	Chief Financial Officer, Secretary, Treasurer and Director (principal financial and accounting officer)	June 5, 2006
Jonathan N. Schulhof

	*	Director	June 5, 2006
Robert J. Cresci

	*	Director	June 5, 2006
Charles Fabrikant

	*	Director	June 5, 2006
Harry Macklowe

	*	Director	June 5, 2006
Morris Mark

*By:	/s/ Robert B. Kay
Robert B. Kay, Attorney-in-fact